                                                                     Exhibit 3.3




================================================================================

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           GLOBAL DECISIONS GROUP LLC

                        Dated as of                , 1997

================================================================================
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                            TABLE OF CONTENTS                       Page

ARTICLE I

    DEFINED TERMS......................................................4

    1.1.  Definitions..................................................4

ARTICLE II

    CONTINUATION AND TERM.............................................21

    2.1.  Continuation................................................21
    2.2.  Name........................................................22
    2.3.  Term of Company.............................................22
    2.4.  Registered Agent and Office.................................22
    2.5.  Principal Place of Business.................................23
    2.6.  Qualification in Other Jurisdictions........................23
    2.7.  Fiscal Year; Taxable Year...................................23

ARTICLE III

    PURPOSE AND POWERS OF THE COMPANY.................................23

    3.1.  Purposes....................................................23
    3.2.  Powers of the Company.......................................24

ARTICLE IV

    MEMBERS...........................................................27

    4.1.  Powers of Members...........................................27
    4.2.  Partition...................................................27
    4.3.  Resignation.................................................27
    4.4.  Meetings of Members.........................................28
    4.5.  Business Transactions of a Member with the Company..........30
    4.6.  No Cessation of Membership upon Bankruptcy..................30

ARTICLE V

    MANAGEMENT........................................................31

    5.1.  Board.......................................................31
    5.2.  Annual and Regular Meetings.................................35
    5.3.  Special Meetings; Notice....................................35
    5.4.  Quorum and Acts of the Board................................35
    5.5.  Rules and Regulations; Manner of Acting.....................36
    5.6.  Electronic Communications...................................36
    5.7.  Committees of Directors.....................................36
    5.8.  Compensation of Directors...................................37
    5.9.  Reliance on Accounts and Reports, etc.......................37
    5.10.  Resignation................................................37
    5.11.  Directors as Agents........................................37

ARTICLE VI

    OFFICERS..........................................................38

    6.1.  Officers....................................................38
    6.2.  Chief Executive Officer.....................................38
    6.3.  The Chief Financial Officer.................................39
    6.4.  President...................................................39
    6.5.  Vice Presidents.............................................40
    6.6.  The Secretary and Assistant Secretary.......................40
    6.7.  The Treasurer and Assistant Treasurer.......................40
    6.8.  Execution of Contracts......................................41
    6.9.  Officers as Agents..........................................41
    6.10.  Reliance by Third Parties..................................41

ARTICLE VII

    AMENDMENTS........................................................42

    7.1.  Amendments..................................................42

ARTICLE VIII

    CAPITAL CONTRIBUTIONS AND INTERESTS...............................43

    8.1.  Capital Units...............................................43
    8.2.  Capital Contributions of Property...........................43
    8.3.  Additional Capital Contributions............................43

    8.4.  Member's Interest...........................................44
    8.5.  Certificates of LLC Units...................................44
    8.6.  Issuance of Non-Voting LLC Units............................44
    8.7.  Conversion and Exchange.....................................44
    8.8.  Certain Conversion and Exchange Procedures..................45
    8.9.  Signatures; Facsimile.......................................47
    8.10.  Lost, Stolen or Destroyed Certificates.....................47
    8.11.  Registration and Transfer of LLC Units.....................47
    8.12.  Transfer Agent, Exchange Agent and Registrar...............47

ARTICLE IX

    ALLOCATIONS; DISTRIBUTIONS........................................48

    9.1.  Allocations.................................................48
    9.2.  Distributions...............................................48
    9.3.  Withholding.................................................50
    9.4.  Restricted Distributions....................................50

ARTICLE X

    BOOKS AND RECORDS; TAX MATTERS....................................50

    10.1.  Books, Records and Financial Statements....................50
    10.2.  Filings of Returns and Other Writings; Tax Matters Partner.51
    10.3.  Accounting Method..........................................52
    10.4.  Audits.....................................................52
    10.5.  Other Tax Matters..........................................53
    10.6.  Section 754 Election.......................................53

ARTICLE XI

    LIABILITY, EXCULPATION AND INDEMNIFICATION........................53

    11.1.  Liability..................................................53
    11.2.  Exculpation................................................53
    11.3.  Fiduciary Duty.............................................54
    11.4.  Indemnification............................................54
    11.5.  Severability...............................................57
    11.6.  Outside Businesses.........................................58

ARTICLE XII

    ADDITIONAL MEMBERS................................................58

    12.1.  Admission..................................................58

ARTICLE XIII

    TRANSFER OF INTERESTS; SUBSTITUTE MEMBERS.........................59

    13.1.  Restrictions on LLC Unit Transfers.........................59
    13.2.  Participation Rights.......................................62
    13.3.  First Offer Rights.........................................65
    13.4.  Take-Along Rights..........................................67
    13.5.  Members' Rights to Purchase Additional LLC Units...........70
    13.6.  Registration Rights........................................71
    13.7.  Substitute Members.........................................72
    13.8.  Release of Liability.......................................72

ARTICLE XIV

    DISSOLUTION, LIQUIDATION AND TERMINATION..........................73

    14.1.  Dissolving Events..........................................73
    14.2.  Dissolution and Winding-Up.................................73
    14.3.  Termination................................................74
    14.4.  Claims of the Members......................................74

ARTICLE XV

    MISCELLANEOUS.....................................................74

    15.1.  Notices....................................................74
    15.2.  Legend on LLC Unit Certificates............................76
    15.3.  Headings...................................................78
    15.4.  Entire Agreement...........................................78
    15.5.  Counterparts...............................................78
    15.6.  Governing Law..............................................79
    15.7.  Term of Certain Provisions.................................79
    15.8.  Binding Effect.............................................79

    15.9.  No Third-Party Beneficiaries...............................79
    15.10.  Consent to Jurisdiction...................................79
    15.11.  Waiver of Jury Trial......................................80
    15.12.  Severability..............................................81

SCHEDULE A
SCHEDULE B
SCHEDULE C

EXHIBIT A         FORM OF LLC UNIT GRANT AGREEMENT
EXHIBIT B         FORM OF BAILMENT AGREEMENT
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                              AMENDED AND RESTATED
                     LIMITED LIABILITY COMPANY AGREEMENT OF
                           GLOBAL DECISIONS GROUP LLC


            This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of GLOBAL DECISIONS GROUP LLC, a Delaware limited liability company (the "Company"), is entered into as of ___________, 1997, by and among THE CLAYTON & DUBILIER PRIVATE EQUITY FUND IV LIMITED PARTNERSHIP, a Connecticut limited partnership, DANIEL H. YERGIN, JOSEPH A. STANISLAW, JAMES P. ROSENFIELD (Messrs. Yergin, Stanislaw and Rosenfield, collectively, the "CERA Principals"), certain other individuals and trusts listed on the signature pages hereto (together with the CERA Principals, the "CERA Stockholders") and THE GOLDMAN SACHS GROUP, L.P. ("GS LP"), as members of the Company, and any other Persons who may be or become members of the Company in accordance with the provisions hereof, and MCM GROUP, INC., a Delaware corporation ("MGI"), and MCCARTHY, CRISANTI & MAFFEI, INC., a New York corporation and a wholly owned subsidiary of MGI ("MCM"), as withdrawing members,


                                    RECITALS:

            WHEREAS, MGI and MCM formed the Company as a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. ss.18-101, et seq., as amended from time to time and including any successor statute of similar import, the "Delaware Act"), to be treated as a partnership for federal income tax purposes, by filing the Certificate with the office of the Secretary of State of the State of Delaware on June 30, 1997, and entering into a Limited Liability Company Agreement of the Company, dated as of June 30, 1997 (the "Original Agreement") (capitalized terms used in this Agreement without definition have the respective meanings specified in Section 1.1.);

            WHEREAS, MGI, the Company, GDG Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), the CERA Stockholders and GS LP are party to the Merger and Exchange Agreement;

            WHEREAS, the Company was formed for the purpose of acquiring (i) all of the outstanding shares of capital stock of MGI, through a merger of Merger Sub with and into MGI (the "Merger") and (ii) acquiring all of the outstanding shares of capital stock of Cambridge Energy Research Associates, Inc., a Massachusetts corporation ("CERA Inc." or "CERA"), and certain of the limited partnership interests of Cambridge Energy Research Associates Limited Partnership, a Delaware limited partnership ("CERA LP"), the general partner of which is CERA Inc., pursuant to the terms and conditions set forth in the Merger and Exchange Agreement;

            WHEREAS, prior to the Transactions, the CERA Stockholders owned in the aggregate, beneficially and of record, all of the outstanding shares of voting common stock, par value $.01 per share ("CERA Voting Common Stock"), and non-voting common stock, par value $.01 per share ("CERA Non-Voting Common Stock" and, together with the CERA Voting Common Stock, "CERA Common Stock"), of CERA Inc., and GS LP owned, beneficially and of record, all of the outstanding limited partnership interests in CERA LP other than such partnership interests that were owned by CERA Inc. (the "GS Partnership Interest");

            WHEREAS, on the day immediately preceding the date hereof, MCM lent up to $25,000,000 to CERA Inc. (the "CERA Distribution Loan") , and CERA Inc. applied a portion of such funds, together with CERA Inc.'s available cash, to the extent necessary, to make a distribution to the Stockholders in an aggregate amount equal to $21,510,000 and applied the remainder of such funds and available cash to purchase a portion of the GS Partnership Interest from GS LP for a purchase price of $2,390,000 (such applications of such funds and available cash, the "CERA Cash Distribution");

            WHEREAS, pursuant to the terms and conditions set forth in the Merger and Exchange Agreement, on the date hereof each of the CERA Stockholders shall contribute to the Company all of the shares of CERA Common Stock owned by such CERA Stockholder, in exchange (the "CERA Stock Exchange") for (i) LLC Units, (ii) CERA Contingent Options (as such term is defined in the Merger and Exchange Agreement) and (iii) the right to receive, under certain circumstances, Contingent LLC Units (as such term is defined in the Merger and Exchange Agreement);

            WHEREAS, pursuant to the terms and conditions set forth in the Merger and Exchange Agreement, on the date hereof GS LP shall contribute to the Company all of the GS Partnership Interest owned by it following the CERA Cash Distribution in exchange (the "GS Partnership Interest Exchange" and, together with the Merger and the CERA Stock Exchange, the "Transactions") for (i) LLC Units, (ii) GS Contingent Options (as defined in the Merger and Exchange Agreement, and, together with the CERA Contingent Options, the "Contingent Options") and (iii) the right to receive, under certain circumstances, Contingent LLC Units, whereupon the


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

Company shall immediately transfer or cause to be transferred to CERA Inc. such GS Partnership Interest;

            WHEREAS, on the date hereof, upon such transfer to CERA Inc. of such GS Partnership Interest, CERA Inc. shall become the sole partner of CERA LP and CERA LP shall be dissolved by operation of law;

            WHEREAS, pursuant to the terms and conditions set forth in the Merger and Exchange Agreement, on the date hereof the Company, Merger Sub and MGI shall have caused Merger Sub to be merged with and into MGI, and have caused the then outstanding shares of MGI Common Stock (as defined in the Merger and Exchange Agreement) to be converted into LLC Units;

            WHEREAS, promptly following the date hereof, (i) the Company shall issue to CERA Inc., and CERA Inc. shall transfer to certain management employees of CERA Inc. listed on Schedule A hereto (the "CERA Management Members"), an aggregate of 106,875 LLC Units and (ii) the Company shall enter into an agreement with CERA Inc., granting CERA Inc. the right to purchase, under certain circumstances, an aggregate of 7.125% of the Contingent LLC Units, and CERA Inc. shall grant to the CERA Management Members a right to receive their respective pro rata portions of such Contingent LLC Units, in each case pursuant to the Cambridge Energy Research Associates, Inc. LLC Unit Grant Plan (the "CERA LLC Unit Grant Plan") and LLC Unit Grant Agreements to be entered into with each CERA Management Member;

            WHEREAS, the parties hereto desire to amend and restate the Original Agreement to reflect, among other things, (i) the issuance of LLC Units to and the admission of Fund IV, the CERA Stockholders, GS LP and the other Persons listed on Schedule A hereto (other than the CERA Management Members) as members of the Company, subject to Section 2.1(b) hereof, (ii) the transfer of LLC Units to and the admission of the CERA Management Members as members of the Company and (iii) the withdrawal of MGI and MCM from the Company as members of the Company; and

            WHEREAS, the Members desire to continue the Company as a limited liability company under the Delaware Act without dissolution;

            NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:


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                                    ARTICLE I

                                  DEFINED TERMS

            Section 1.1. Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

            "Additional Member" shall have the meaning set forth in Section 12.1 hereof.

            "Adjustment Date" shall mean (i) the last day of each Taxable Year,
(ii) the day before the date of admission of any substituted or additional Member, (iii) the day before the date a Member ceases to be a member of the Company or (iv) any other date determined by the Board as appropriate for a closing of the Company's books.

            "Affiliate" shall mean, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person, including but not limited to a Subsidiary of the specified Person, a Person of which the specified Person is a Subsidiary or another Subsidiary of a Person of which the specified Person is also a Subsidiary. As used in this definition, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, as trustee, as executor or otherwise.

            "Agreement" shall mean this Amended and Restated Limited Liability Company Agreement of the Company, including the Schedules hereto, as such Agreement and Schedules may be amended, modified, supplemented or restated from time to time.

            "Allocation Period" shall mean the period beginning on the day following any Adjustment Date (or, in the case of the first Allocation Period, beginning on the date of formation of the Company) and ending on the next succeeding Adjustment Date.


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

            "Applicable Federal Rate" shall mean the Federal short-term rate publicly announced from time to time by the U.S. Internal Revenue Service pursuant to section 1274 of the Code.

            "Applicable Laws" shall mean all applicable provisions of
(i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any governmental entity, (ii) any consents or approvals of any governmental entity and (iii) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any governmental entity.

            "Automatic Conversion" shall have the meaning provided in Section 8.7(b).

            "Available Assets" shall mean, as of any date, the excess of the cash and cash equivalent items held by the Company over the sum of the amount of such items determined by the Board to be reasonably necessary for the payment of the Company's expenses, liabilities and other obligations (whether fixed or contingent), and for the establishment of appropriate reserves for such expenses, liabilities and obligations as may arise, including the maintenance of adequate working capital for the continued conduct of the Company's business.

            "Board" shall have the meaning provided in Section 5.1(a).

            "Book Value," as of any date, shall mean the value at which the asset is reflected on the books and records of the Company as of such date, the initial Book Value of each asset being its original cost to the Company for federal income tax purposes, unless such asset is contributed to the Company by a Member in which case the initial Book Value shall be the value of such asset determined by the Board. The initial Book Values of the CERA Common Stock, the portion of the GS Partnership Interest contributed to the Company (the Book Value of which shall be added to the Book Value of the CERA Common Stock as a result of the transfer of such portion to CERA Inc.) and the MGI Common Stock shall be the respective values set forth on Schedule B hereto, provided that the initial Book Values of the CERA Common Stock and of the portion of the GS Partnership Interest contributed to the Company shall be redetermined in the event that the CERA CAGR (as such term is defined in the Merger and Exchange Agreement) shall be equal to or greater than 16%, in accordance with the formula set forth on Schedule B. After the Merger, upon the occurrence of (a) a contribution of money or other property to the Company by a new or existing Member as consideration for LLC Units or (b) a distribution of money or other property by the Company to a retiring or continuing Member as consideration for LLC Units (including but not limited to a distribution upon the liquidation of the Company), the Book Values of the assets of the Company shall be adjusted to reflect a revaluation thereof, based on the fair market values of such assets as of the date of such contribution, liquidation or distribution, to the extent deemed appropriate in the sole discretion of the Executive Committee.

            "Brera" shall mean Brera Capital Partners, LLC, a Delaware limited liability company.

            "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York or Massachusetts are authorized or required under Applicable Law to close.

            "CD&R" shall mean Clayton, Dubilier & Rice, Inc., a Delaware corporation.

            "CEO Nominee" shall have the meaning provided in Section 5.1(b).

            "CERA Cash Distribution" shall have the meaning provided in the fifth recital to this Agreement.

            "CERA Common Stock" shall have the meaning provided in the fourth recital to this Agreement.

            "CERA Distribution Loan" shall have the meaning provided in the fifth recital to this Agreement.

            "CERA Inc." or "CERA" shall have the meaning provided in the third recital to this Agreement.

            "CERA LLC Unit Grant Plan" shall have the meaning set forth in the tenth recital to this Agreement.

            "CERA LP" shall have the meaning provided in the third recital to this Agreement.

            "CERA Management Members" shall have the meaning provided in the tenth recital to this Agreement.

            "CERA Nominees" shall have the meaning provided in Section 5.1(b).


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

            "CERA Non-Voting Common Stock" shall have the meaning provided in the fourth recital to this Agreement.

            "CERA Principals" shall have the meaning provided in the introductory paragraph to this Agreement.

            "CERA Stock Exchange" shall have the meaning provided in the sixth recital to this Agreement.

            "CERA Stockholders" shall have the meaning provided in the introductory paragraph to this Agreement.

            "CERA Trust" shall mean, with respect to any CERA Principal, a trust the only actual beneficiaries under which are such CERA Principal and/or his brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants.

            "CERA Voting Common Stock" shall have the meaning provided in the fourth recital to this Agreement.

            "Certificate" shall mean the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

            "Closing" shall mean the consummation of the transactions contemplated by the Merger and Exchange Agreement.

            "Closing Date" shall have the meaning set forth in the Merger and Exchange Agreement.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Commission" shall mean the United States Securities and Exchange Commission.

            "Company" shall have the meaning provided in the introductory paragraph of this Agreement.

            "Consenting CERA Principal" shall mean (a) Daniel H. Yergin or (b) in the event of his death or legal incapacity or the termination of his employment with CERA Inc. for Cause or as a result of any Disability (as each such term is defined in the employment agreement, dated as of the date hereof, to which he is a party), either (i) one of the two other CERA Principals who is designated in writing by both such CERA Principals (provided that if such CERA Principals do not make such designation within 30 days after such death, incapacity or termination, then the consent of a Consenting CERA Principal shall not be required notwithstanding any such consent requirement contained in this Agreement until such time as the Company shall have received written notice from such CERA Principals of such designation) or (ii) in the event that one of such two other CERA Principals shall have died or become legally incapable or his employment with CERA Inc. shall have been terminated for Cause or as a result of any Disability (as each such term is defined in the employment agreement, dated as of the date hereof, to which such CERA Principal is a party), the remaining CERA Principal (provided that if both of such two other CERA Principals shall have died or become legally incapable or the employment thereof with CERA Inc. shall have been so terminated, then the consent of a Consenting CERA Principal shall not be required under this Agreement).

            "Contingent Options" shall have the meaning provided in the seventh recital to this Agreement.

            "Controlling Group" shall have the meaning provided in Section 13.4(a).

            "Conversion Transaction" shall mean any merger, consolidation, conversion, reorganization, exchange of securities or liquidation of the Company as a result of which the Persons who were Members immediately prior to such transaction (other than such Persons who received cash payments in such transaction in lieu of fractional interests) will, immediately thereafter, still own (in the same proportion), directly or indirectly, all of the securities or other equity interests representing the combined voting power of each successor entity's then outstanding voting securities or other equity interests.

            "Covered Person" shall mean a Member, a Director, any Affiliate of a Member or a Director, any officers, directors, stockholders, partners, members, employees, representatives or agents of a Member, a Director, the Company or their respective Affiliates, or any Person who was, at the time of the act or omission in question, such a Person.

            "Credit Agreement" shall mean the Credit Agreement, dated as of ________, 1997, among MGI and [the lenders named therein], as amended, supplemented, waived or otherwise modified from time to time.

            "Custodian" shall have the meaning provided in Section 13.4(b).

            "Delaware Act" shall have the meaning provided in the first recital to this Agreement.

            "Directors" shall have the meaning provided in Section 5.1(a).

            "Draft Sale Agreement" shall have the meaning provided in Section 13.4(a).

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Established Securities Market" shall mean (i) a national securities exchange, (ii) a foreign securities exchange (including but not limited to the London International Financial Futures Exchange, the Marche a Terme International de France, the International Stock Exchange of the United Kingdom and the Republic of Ireland, the Frankfurt Stock Exchange and the Tokyo Stock Exchange), (iii) a regional or local exchange or (iv) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise (including but not limited to NASDAQ).

            "Excess Number" shall have the meaning provided in Section 13.2(b).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

            "Existing CERA Trusts" shall mean each CERA Trust existing on the date hereof.

            "Existing MGI Options" shall mean all options to purchase MGI Common Stock (which options have been converted into options to purchase LLC Units as a result of the consummation of the Transactions) granted by MGI and outstanding on the date hereof.

            "First Offer LLC Units" shall have the meaning provided in Section 13.3.

            "Fiscal Year" shall have the meaning provided in Section 2.7.

            "Fundamental Transaction" shall have the meaning provided in Section 13.1(a).

            "Fund IV" shall mean The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership, and any successor investment vehicle managed by CD&R.

            "Fund IV Nominees" shall have the meaning provided in Section
5.1(b).

            "GS LP" shall have the meaning provided in the introductory paragraph of this Agreement.

            "GS Partnership Interest" shall have the meaning provided in the fourth recital to this Agreement.

            "GS Partnership Interest Exchange" shall have the meaning provided in the seventh recital to this Agreement.

            "Independent Nominees" shall have the meaning provided in Section 5.1(b).

            "Indirect LLC Interest" shall mean a financial instrument or contract the value of which is determined in whole or in part by reference to the Company (including the amount of distributions from the Company, the value of the Company's assets, or the results of the Company's operations), other than
(i) an LLC Unit, (ii) an option to acquire an LLC Unit from the Company or any of its Subsidiaries and (iii) a financial instrument or contract that (A) is treated as debt for federal income tax purposes and (B) is not convertible into or exchangeable for an interest in the capital or profits of the Company and does not provide for a payment of equivalent value.

            "Initial Holding Period" shall have the meaning provided in Section 13.1(a).

            "LLC Interest" shall mean any Indirect LLC Interest and any interest in the capital or profits of the Company (including the right to receive distributions from the Company), including but not limited to an LLC Unit and an option to acquire an LLC Unit from the Company or any of its Subsidiaries.

            "LLC Unitholder" shall have the meaning provided in the introductory paragraph to Schedule C hereto.


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

            "LLC Units" shall have the meaning provided in Section 8.1.

            "LLC Unit Subscription Agreements" shall mean LLC Unit subscription agreements, LLC Unit option agreements (other than the Contingent Option Agreements (as defined in the Merger and Exchange Agreement)), LLC Unit Grant Agreements and any other agreements, plans or arrangements pursuant to which LLC Units or options, warrants or other rights in respect of LLC Units are granted, issued or sold by the Company or any of its Subsidiaries to any party.

            "Loan Documents" shall have the meaning provided in Section 3.2.

            "Management LLC Unitholder" shall mean an LLC Unitholder who is also an employee of the Company or any of its Subsidiaries or who has an arrangement to provide services to the Company or any of its Subsidiaries.

            "Manager" shall mean each Director and Officer and any other Person designated by the Members or the Board as a manager of the Company within the meaning of the Delaware Act.

            "MCM" shall have the meaning provided in the introductory paragraph of this Agreement.

            "Member" means any Person listed as a member of the Company on the Membership Register and includes any Person admitted as an Additional Member or a Substitute Member pursuant to the provisions of this Agreement in such Person's capacity as a member of the Company, within the meaning of the Delaware Act. For purposes of the Delaware Act, the Members holding Voting LLC Units shall constitute one class or group of Members, and the Members holding Non-Voting LLC Units shall constitute a separate class or group of Members.

            "Member Offer" shall have the meaning provided in Section 13.3(a).

            "Member Offering Notice" shall have the meaning provided in Section 13.3(b).

            "Membership Register" shall mean the register of the Company containing the names and addresses of the Members and the other information described in Section 2.1(c).

            "Merger" shall have the meaning provided in the third recital to this Agreement.

            "Merger and Exchange Agreement" shall mean the Plan of Merger and Exchange Agreement, dated as of August 1, 1997, by and among MGI, the Company, Merger Sub, the CERA Stockholders and GS LP.

            "Merger Sub" shall have the meaning provided in the second recital to this Agreement.

            "MGI" shall have the meaning provided in the introductory paragraph of this Agreement.

            "MGI/CERA Additional Options" shall mean options to be granted by MGI or CERA, as the case may be, pursuant to the MCM Group, Inc. LLC Unit Option Plan and the Cambridge Energy Research Associates, Inc. LLC Unit Option Plan, respectively, in respect of a total of up to 617,418 LLC Units.

            "NASD" shall mean National Association of Securities Dealers, Inc.

            "NASDAQ" shall mean the NASD National Market System.

            "Newco" shall have the meaning provided in Section 13.6(b).

            "Nominees" shall have the meaning provided in Section 5.1(b).

            "Non-Voting LLC Units" shall have the meaning provided in Section
8.1.

            "Offer" shall have the meaning provided in Section 13.5(a).

            "Offered Securities" shall have the meaning provided in Section 13.5(b).

            "Offering Member" shall have the meaning provided in Section 13.3.

            "Officers" shall have the meaning provided in Section 6.1.

            "100% Buyer" shall have the meaning provided in Section 13.4(a).

            "Original Agreement" shall have the meaning provided in the first recital to this Agreement.

            "Other LLC Unitholders" shall have the meaning provided in Section 13.4(a).

            "Permitted Transferee" shall mean:

            (i) any transferee by bequest or the laws of descent or distribution;

            (ii) any trust for employees of the Company and/or any of the Company's Subsidiaries established under a qualified employee benefit plan;

            (iii) in the case of any Member that is a trust, the trust beneficiaries of such trust;

            (iv) as to any Member which is a corporation, company, partnership or other entity, any Specified Affiliate of such Member; and

            (v) in the case of any Member that is an individual, any trust the only actual beneficiaries under which are such individual and/or one or more of his brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants, provided, in each such case, that the Permitted Transferee shall agree in writing to be bound by the terms of this Agreement in accordance with Section 13.1(c) and shall otherwise acquire the LLC Units proposed to be transferred in compliance with this Agreement.

            "Person" shall mean any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

            "Prime Rate" shall mean the rate of interest publicly announced from time to time by The Chase Manhattan Bank as its prime rate.

            "Private Transfer" shall mean:

            (i) a Transfer in which the basis, for federal income tax purposes, of the LLC Interest that is the subject of the Transfer in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor or is determined under section 732 of the Code;

            (ii) a Transfer at death, including a Transfer from an estate or testamentary trust;

            (iii) a Transfer between members of a family (as defined in section 267(c)(4) of the Code);

            (iv) a Transfer involving the issuance of LLC Interests by (or on behalf of) the Company in exchange for cash, property or services;

            (v) a Transfer involving distributions from a retirement plan qualified under section 401(a) of the Code or an individual retirement account;

            (vi) a block transfer (as defined in section 1.7704-1(e)(2) of the Treasury Regulations);

            (vii) a Transfer pursuant to a right under a redemption or repurchase agreement (as defined in section 1.7704-1(e)(3) of the Treasury Regulations) that is exercisable only upon (A) the death, disability or mental incompetence of the Member whose LLC Interest is the subject of the Transfer or (B) the retirement or termination of the performance of services of an individual who actively participated in the management of, or performed services on a full-time basis for, the Company;

            (viii) a Transfer pursuant to a closed end redemption plan (as defined in section 1.7704-1(e)(4) of the Treasury Regulations); and

            (ix) a Transfer or Transfers by one or more Members of LLC Interests representing in the aggregate 50 percent or more of the total interests in the capital and profits of the Company in one transaction or a series of related transactions.

            "Prohibited Transaction" shall mean any Transfer of LLC Units which would (i) cause the Company to be in violation of any Applicable Laws, (ii) result in the assets of the Company constituting assets of one or more employee benefit plans subject to ERISA, or constitute a prohibited transaction within the meaning of section 406 of ERISA or section 4975 of the Code, (iii) cause the Company to be controlled by or under common control with an "investment company" for purposes of the Investment Company Act of 1940, as amended, (iv) cause the Company to violate, breach or default under any then outstanding indebtedness of the Company or any guarantee by the Company of indebtedness of any Subsidiary of the Company, including MGI or CERA Inc., or any financing or security document relating thereto, or require the payment of any such indebtedness prior to its scheduled maturity or (v) require the Company to register any of its securities pursuant to the Securities Act or

Exchange Act, except in connection with a Public Offering approved by the Board or pursuant to Schedule C hereto.

            "Proportionate Share" shall have the meaning provided in Section 13.5(b).

            "Public Market" shall mean such time as 30% of the then outstanding LLC Units have been sold to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144.

            "Public Offering" shall mean a public offering of LLC Units pursuant to an effective registration statement under the Securities Act.

            "Qualifying Number" shall have the meaning provided in Section 13.2(b).

            "Qualifying Sale" shall have the meaning provided in Section
13.2(b).

            "Registrable Securities" shall mean (a) any LLC Units issued by the Company pursuant to the Transactions, (b) any LLC Units transferred to CERA Management Members promptly after the date hereof as described in the tenth recital to this Agreement, (c) any Contingent LLC Units, (d) any LLC Units issued upon exercise of any CERA Contingent Option or GS Contingent Option, (e) LLC Units transferred to any Person upon exercise of any Existing MGI Option,
(f) any LLC Units transferred to any Person upon exercise of any MGI/CERA Additional Options pursuant to the applicable LLC Unit Subscription Agreement that provides that such LLC Units shall be Registrable Securities, (g) any additional LLC Units granted, issued or sold pursuant to any LLC Unit Subscription Agreement that provides that such LLC Units shall be Registrable Securities, except for any such LLC Units issued pursuant to an effective registration statement under the Securities Act on Form S-8, Form S-4, Form S-1 or any successor form to any thereof (unless such LLC Units are held by a Management LLC Unitholder who is an Affiliate of the Company), (h) any LLC Units issued pursuant to the terms of, and under the circumstances set forth in,
Section 13.5, and (i) any securities issued or issuable with respect to any LLC Units referred to in the foregoing clauses (1) upon any conversion or exchange thereof, (2) by way of a distribution of LLC Units or a split of the LLC Units,
(3) in connection with a combination of LLC Units or a recapitalization, merger, consolidation or other reorganization of the Company or (4) otherwise, in all cases subject to the penultimate paragraph of Section 1.3 of Schedule C hereto. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (A) a registration statement (other than a Special Registration pursuant to which such securities were transferred to a Management LLC Unitholder who is an Affiliate of the Company) with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been distributed to the public in reliance upon Rule 144,
(C) subject to the relevant provisions of this Agreement and the LLC Unit Subscription Agreement pursuant to which such securities shall have been granted, issued or sold (if any), such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, (D) except for purposes of Sections 13.2 and 13.5, such securities have been held, or deemed, by virtue of tacking holding periods as contemplated by Rule 144, to be held for a period of two years by a Person who is not an Affiliate of the Company, (E) such securities shall have ceased to be outstanding, (F) except for purposes of Sections 13.2 and 13.5, with respect to any such securities acquired by a Management LLC Unitholder pursuant to the exemption from the registration requirements of the Securities Act contained in Rule 701 (or any successor provision) thereunder, at any time following the date the Company registers a class of equity securities under section 12 of the Exchange Act or (G) the Company shall have registered LLC Units under section 12 of the Exchange Act and such securities are held by a Person who is not an Affiliate of the Company; provided that (x) for purposes of clauses (A) and (G) above, (1) securities held by a Person who was not an Affiliate of the Company at the time of the event specified in such clauses but who thereafter becomes an Affiliate of the Company shall be and remain Registrable Securities for so long as such Person is an Affiliate of the Company and (2) securities held by a Person who was an Affiliate of the Company at the time of the event specified in such clauses shall remain Registrable Securities for only so long as such Person remains an Affiliate of the Company and (y) with respect to any securities that were formerly Registrable Securities the Board may, under such circumstances as it deems appropriate, designate such securities as Registrable Securities for purposes of this Agreement.

            "Registration Expenses" shall mean all expenses incident to the Company's performance of its obligations under or compliance with Section 1 of Schedule C hereto, including, but not limited to, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all fees and expenses associated with listing securities on exchanges or NASDAQ, all fees and other expenses associated with filings with the NASD (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel), all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, and the expenses of any special audits made by such accountants required by or incidental to such performance and compliance and the fees and disbursements of one law firm (but not more than one) retained by the holders holding a majority (by number of LLC Units) of the Registrable Securities.

            "Regulated Holder" shall mean any limited partner of Fund IV which is not permitted, under any applicable law, regulation, order, rule or other requirement of any governmental authority, to own, control or have the power to vote more than a specified quantity of securities of any kind issued by the Company.

            "Regulated Securities" shall mean, with respect to any Regulated Holder, the number of Voting LLC Units in excess of the amount such Regulated Holder is permitted, under any applicable law, regulation, order, rule or other requirement of any governmental authority to own, control or have the power to vote.

            "Remaining LLC Units" shall have the meaning provided in Section 13.3(b).

            "Requisite Percentage of CERA Principals" shall mean, after the Initial Holding Period, as to two requests under Section 1.1 of Schedule C, the CERA Principals who, as of the Closing Date, held not less than 66-2/3% of the LLC Units that all of the CERA Principals who, at the time of determination, hold LLC Units, held on the Closing Date (including, for the purposes of calculating the number of LLC Units held by a CERA Principal, any LLC Units held by such CERA Principal's CERA Trusts).

            "Requisite Percentage of LLC Unitholders" shall mean the holder or holders (other than the CERA Principals and the CERA Principals' CERA Trusts) of at least (a) as to the initial request under Section 1.1(a)(i) of Schedule C hereto, 30% (by number of LLC Units of the Registrable Securities held at the time outstanding or (b) as to any other request, 10% (by number of LLC Units) of the Registrable Securities at the time outstanding.

            "Restricted Holder" shall have the meaning provided in Section 13.1(a).

            "Restricted Holder Sale" shall have the meaning provided in Section 13.5(a).

            "Rule 144" shall mean Rule 144 (or any successor provision) under the Securities Act.

            "Rule 144A" shall mean Rule 144A (or any successor provision) under the Securities Act.

            "Sale Notice" shall have the meaning provided in Section 13.2(a).

            "Secondary Market" shall mean a market for LLC Interests (whether maintained by the Company or any other Person) in which (i) LLC Interests are regularly quoted by any Person, such as a broker or dealer, making a market in the interests, (ii) any Person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to LLC Interests and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others, (iii) the holder of an LLC Interest has a readily available, regular, and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell, or exchange LLC Interests or (iv) prospective buyers and sellers otherwise have the opportunity to buy, sell, or exchange LLC Interests in a time frame and with the regularity and continuity that is comparable to that described in any of the preceding clauses (i), (ii) and (iii).

            "Section 13.4 Closing" shall have the meaning provided in Section 13.4(a).

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

            "Special Distribution" shall mean a distribution to Members of (i) the net proceeds of any sale or other disposition (other than in a Spin-Off), prior to the earlier of the issuance of the Contingent LLC Units and June 30, 2000, of (A) all or any portion of the capital stock of MGI held by the Company (whether by the sale of such stock, merger or otherwise), or more than 50% of the assets (measured by their fair market value as determined by the Board in good faith) of MGI if the proceeds thereof are distributed to the Company, or
(B) capital stock of CERA Inc. held by the Company, or more than 50% of the assets (measured by their fair market value as determined by the Board in good faith) of CERA Inc. if the proceeds thereof are distributed to the Company, and sold or otherwise disposed of in any transaction or series of related transactions not constituting a Sale (as such term is defined in the Merger and Exchange Agreement) of CERA Inc. or (ii) prior to the earlier of the issuance of the Contingent LLC Units and June 30, 2000, all or any portion of the capital stock of MGI held by the Company or less than all of the capital stock of CERA Inc. held by the Company.

            "Special Registration" shall mean (a) the registration of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its direct or indirect Subsidiaries or senior executives of Persons controlled by an Affiliate of the Company or (b) the registration of equity securities and/or options or other rights in respect thereof solely on Form S-4 or S-8 or any successor form.

            "Specified Affiliate" shall mean with respect to any Person, any other Person controlling, controlled by or under common control with such first Person solely by virtue of having the power to direct the affairs of the Person by reason of ownership, directly or indirectly, of at least 75% of the outstanding voting securities or other equity interests of such Person, other than any such Person (other than a wholly owned Subsidiary of such first Person) that was created or used solely for the purpose of holding LLC Units.

            "Specified Laws" shall mean the Securities Act, the Exchange Act, any applicable foreign securities laws, any state securities or "blue sky laws," the merger control laws of any foreign jurisdiction in which the Company is then doing business, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and ERISA.

            "Spin-Off" shall mean, with respect to MGI, CERA Inc. or any other Subsidiary of the Company, as applicable, the distribution by the Company to Members of all of the capital stock of MGI or CERA Inc., or all of the capital stock or other voting securities or other equity interests of such Subsidiary, as the case may be, owned by the Company.

            "Subsidiary" shall mean with respect to any Person, any corporation or other Person, a majority of the outstanding voting stock or other equity interests of which is owned, directly or indirectly, by that Person.

            "Substitute Director" shall have the meaning provided in Section 5.1(b).

            "Substitute Member" shall mean a Person who is admitted to the Company as a Member pursuant to Section 13.7 hereof and who is named as a Member in the Membership Register.

            "Take-Along Notice" shall have the meaning provided in Section 13.4(a).

            "Take-Along Offer" shall have the meaning provided in Section
13.4(a).

            "Tax Liability Distribution" shall have the meaning provided in
Section 9.2.

            "Tax Matters Partner" shall have the meaning provided in Section 10.2(c).

            "Taxable Year" shall have the meaning provided in Section 2.7.

            "Third Round" shall have the meaning provided in Section 13.3(b).

            "Transactions" shall have the meaning provided in the seventh recital to this Agreement.

            "Transfer" (or any variation thereof used herein) shall mean any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposition.

            "Treasury Regulations" shall mean the Federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

            "Underwritten Public Offering" shall mean an underwritten Public Offering (whether by the Company, one or more Members or any combination thereof), conducted in accordance with the provisions of this Agreement and led by at least one underwriter of nationally recognized standing.

            "Voting LLC Units" shall have the meaning provided in Section 8.1.

            "Withdrawing Director" shall have the meaning provided in Section 5.1(b).

                                   ARTICLE II

                              CONTINUATION AND TERM

            Section 2.1. Continuation. (a) The Members hereby agree to continue the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

            (b) (i) upon the consummation of the GS Partnership Interest Exchange and the CERA Stock Exchange, each of GS LP and each of the CERA Stockholders listed on Schedule A hereto shall be admitted as members of the Company, and the Company shall promptly issue to each such Person the number of LLC Units set forth opposite such Person's name on Schedule A hereto, (ii) at the Effective Time (as defined in the Merger and Exchange Agreement), Fund IV and the other former stockholders of MGI listed on Schedule A hereto shall be admitted as members of the Company, and the Company shall promptly issue to each such Person the number of LLC Units set forth opposite such Person's name on Schedule A hereto; provided that any such Person who holds Dissenting Shares (as defined in the Merger and Exchange Agreement) shall not be admitted as a member of the Company and shall not be issued LLC Units, except that if such Person withdraws its demand for an appraisal of shares of MGI stock or otherwise loses its right of appraisal of shares of MGI stock, in any case pursuant to the General Corporation Law of the State of Delaware, such Person shall be deemed to have been admitted as a member of the Company as of the date hereof and the Company shall promptly issue to such Person the number of LLC Units set forth opposite such Person's name on Schedule A hereto, (iii) upon the admission of the Persons described in the foregoing clauses (i) and (ii), MGI and MCM shall withdraw as members of the Company, and the remaining Members shall continue the business of the Company without dissolution, and (iv) the day after the consummation of the Transactions, each CERA Management Member listed on Schedule A hereto who shall have executed and delivered an LLC Unit Grant Agreement, substantially in the form attached hereto as Exhibit A, shall be admitted as a member of the Company, and the Company shall promptly issue to CERA Inc., and CERA Inc. shall promptly transfer to each such Person, the number of LLC Units specified in the applicable LLC Unit Grant Agreement.

            (c) The name, mailing address, employer identification number or social security number and the number of LLC Units owned by each Member shall be listed on the Membership Register of the Company kept at the Company's principal office. The Chief Executive Officer, the President or the Secretary shall be required to update the Membership Register from time to time as necessary to accurately reflect the information required to be set forth therein, including with respect to the resignation of any Member or the admission of any Additional Member or Substitute Member. Any update or other revision to the Membership Register made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to the Membership Register shall be deemed to be a reference to the Membership Register as revised and in effect from time to time.

            (d) The Chairman, the Vice Chairman, the Chief Executive Officer, the President or any other Officer authorized by the Board as an authorized person within the meaning of the Delaware Act may execute, deliver and file documents required by the Delaware Act to be filed with the Secretary of State of the State of Delaware.

            Section 2.2. Name. The name of the Company heretofore formed and continued hereby is Global Decisions Group LLC. The business of the Company shall be conducted under such name or such other names as the Board may from time to time designate in accordance with the Delaware Act.

            Section 2.3. Term of Company. The term of the Company shall be deemed to have commenced on the date of the initial filing of the Certificate with the Secretary of State of the State of Delaware. The Company shall continue perpetually unless and until dissolved as provided in Article XIV.

            Section 2.4. Registered Agent and Office. The Company's registered agent and office in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Chairman, the Vice Chairman, the Chief Executive Officer, the President or any other Officer authorized by the Board may designate another registered agent and/or registered office from time to time in accordance with the then applicable provisions of the Delaware Act and any other applicable laws.

            Section 2.5. Principal Place of Business. The principal place of business of the Company shall be located at 20 University Road, Cambridge, Massachusetts 02138. The location of the Company's principal place of business may be changed by the Board from time to time in accordance with the then applicable provisions of the Delaware Act and any other applicable laws.

            Section 2.6. Qualification in Other Jurisdictions. The Chairman, the Chief Executive Officer, the President or any other Officer shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business and where such qualification, formation or registration shall be necessary or desirable. The Chief Executive Officer, the President or any other Officer, as an authorized person within the meaning of the Delaware Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

            Section 2.7. Fiscal Year; Taxable Year. The fiscal year of the Company for financial accounting purposes (the "Fiscal Year") shall end on June
30. The taxable year of the Company for federal, state and local income tax purposes (the "Taxable Year") shall end on December 31.


                                   ARTICLE III

                        PURPOSE AND POWERS OF THE COMPANY

            Section 3.1. Purposes. The purposes of the Company are, and the Company shall have the power and authority, to acquire, hold, vote, sell or otherwise dispose of, to receive, allocate and distribute distributions on and other proceeds of, and to manage, investments in accordance with the terms of this Agreement, to engage in all acts or activities as the Company deems necessary, advisable, convenient or incidental to the furtherance and accomplishment of the foregoing, including without limitation the acts described in Section 3.2, and to engage in any other lawful act or activity for which limited liability companies may be formed under the Delaware Act.

            Section 3.2. Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3.1, including, but not limited to, the power and authority:

            (i) to have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country, that may be necessary, advisable, convenient or incidental to the accomplishment of the purposes of the Company;

            (ii) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including, without limitation, the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereof), or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

            (iii) to enter into transactions contemplated by any financing agreement and related documents entered into in connection with the Transactions or otherwise, as any such agreement and related documents may be amended, supplemented, waived or otherwise modified from time to time ("Loan Documents");

            (iv) to own the capital stock of Merger Sub, MGI and CERA Inc., and exercise rights and perform obligations in connection therewith;

            (v) to enter into, and exercise rights and perform obligations in respect of, or to take or omit to take such other action in connection with, agreements of any kind, including without limitation, (A) Loan Documents and any guarantee, surety or endorsement related to Loan Documents to which the Company may be a party, and any other agreement to which it is a party on the date hereof, in each case as amended, supplemented, waived or otherwise modified from time to time, and any refinancings, refundings, renewals or extensions thereof, (B) contracts and agreements with officers, directors and employees of the Company or any Subsidiary of the Company relating to their employment or directorships, (C) insurance policies and related contracts and agreements, and (D) equity subscription agreements, equity option agreements, registration rights agreements, voting and other equityholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or any offering, issuance or sale thereof, including but not limited to in respect of the LLC Unit Subscription Agreements, as may be necessary or desirable to further the purposes of the Company;

            (vi) to offer, issue and sell LLC Units;

            (vii) to file registration statements, and comply with applicable reporting and other obligations, under federal, state or other securities laws;

            (viii) to list the Company's equity securities and comply with applicable reporting and other obligations in connection therewith;

            (ix) to retain transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants;

            (x) to perform obligations under and comply with the Company's Certificate and this Agreement, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of MGI or CERA Inc. and their respective Subsidiaries;

            (xi) to incur and pay its operating and business expenses and any taxes for which it may be liable;

            (xii) to lend money to, borrow money from (other than to finance any acquisition of property), act as surety, guarantor or endorser for, provide collateral for, and transact other business with third parties including Members and Affiliates of the Company and to invest and reinvest its funds, to take and hold real and personal property for the payment of funds so loaned or invested;

            (xiii) to establish, have, maintain or close one or more offices within or without the State of Delaware and in connection therewith to rent or acquire office space and to engage personnel;

            (xiv) to open, maintain and close bank and brokerage accounts, including the power to draw checks or other orders for the payment of moneys, and to invest such funds as are temporarily not otherwise required for Company purposes;

            (xv) to bring and defend actions and proceedings at law or in equity or before any governmental, administrative or other regulatory agency, body or commission, and to pay, collect, compromise, or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities;

            (xvi) to hire consultants, custodians, attorneys, accountants and such other agents and employees of the Company as it may deem necessary or advisable, to authorize each such agent and employee to act for and on behalf of the Company and to fix the compensation of each such agent and employee;

            (xvii) to make all elections, investigations, evaluations and decisions, binding the Company thereby, that may, in the sole judgment of the Directors or the Officers, be necessary or appropriate for the acquisition, holding or disposition of securities for the Company;

            (xviii) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with the Directors, the Officers, any Manager, any Member, any Affiliate thereof, or any agent or Affiliate of the Company necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

            (xvix) to indemnify any Person in accordance with the Delaware Act and to obtain any and all types of insurance;

            (xx) to merge with, or consolidate into, another Delaware limited liability company or other business entity (as defined in section 18-209(a) of the Delaware Act), including a corporation (pursuant to section 264 of the Delaware General Corporation Law) in accordance with
      Section 4.4(f) hereof;

            (xxi) to cease its activities and cancel its Certificate;

            (xxii) to enter into and perform its obligations under the Merger and Exchange Agreement without any further act, vote or approval of any Person, and all actions heretofore taken by the Company in connection with the Merger and Exchange Agreement are hereby ratified (including the execution and delivery of the Merger and Exchange Agreement on behalf of the Company);

            (xxiii) to make, execute, acknowledge and file any and all documents or instruments, and to carry on any other activities in connection with the foregoing, as may be necessary, convenient or incidental to the accomplishment of the purpose of the Company; and

            (xxiv) other activities incidental or related to the foregoing.


                                   ARTICLE IV

                                     MEMBERS

            Section 4.1. Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. Except as otherwise required by law, on all matters submitted to the Members for a vote, the holders of Non-Voting LLC Units shall have no right to vote with respect to such LLC Units. The approval or consent of the Members shall not be required in order to authorize the taking of any action by the Company unless and only to the extent that (i) this Agreement shall expressly provide therefor, (ii) such approval or consent shall be required by non-waivable provisions of the Delaware Act or (iii) the Board shall determine that obtaining such approval or consent would be appropriate or desirable. The Members shall have no power to bind the Company.

            Section 4.2. Partition. Each Member waives, until termination of the Company, any and all rights that such Member may have to maintain an action for partition of the Company's property.

            Section 4.3. Resignation. A Member may not resign from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV, provided that a Member who Transfers 100% of the LLC Units which such Member owns to a Transferee in accordance with Section 13.1 shall automatically cease to be a Member, and provided, further, that such Member shall not be entitled to receive any distributions from the Company upon or after a sale, assignment, transfer or other disposition of 100% of the LLC Units that such Member owns.

            Section 4.4. Meetings of Members. (a) Annual Meetings. The annual meeting of the Members of the Company for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and at 10:00 a.m. local time on the third Tuesday in October beginning in October 1998 (or, if such day is not a Business Day, then on the next succeeding Business Day), or at such other date and hour, as may be fixed from time to time by resolution of the Board and set forth in the notice or waiver of notice of the meeting.

            (b) Special Meetings of the Members; Action by the Members. Meetings of the Members (i) may be called by the Chairman, Vice Chairman or Chief Executive Officer, or by the Board and (ii) shall be called by the Chairman or the Secretary for any purpose or purposes upon the written request of a Member or Members representing not less than 20% of the outstanding LLC Units as described in Section 4.4(e).

            (c) Notice of Meetings; Waiver of Notice. No notice of any meeting of Members need be given to any Member who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in a written waiver of notice. The attendance of any Member at a meeting of Members shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notice of any such meeting shall be given to all Members not less than five (5) Business Days nor more than thirty (30) days prior to the date of such meeting, and shall state the location and time of the meeting and the nature of the business of be transacted.

            (d) Quorum. Except as otherwise required by law or by the Certificate, the presence in person or by proxy of the holders of record of a majority of the LLC Units entitled to vote at a meeting of Members shall constitute a quorum for the transaction of business at such meeting.

            (e) Voting. If the Board has fixed a record date, every holder of record of Voting LLC Units entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members shall be entitled to one vote for each Voting LLC Unit outstanding in his name on the books of the Company at the close of business on such record date. If no record date has been so fixed, then every holder of record of Voting LLC Units entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members shall be entitled to one vote for each Voting LLC Unit outstanding in his name on the books of the Company at the close of business on the day next preceding the day on which notice of the meeting is given or the first such consent in respect of the applicable action is executed and delivered to the Company, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. In the event that the action to be considered by the Members shall have been determined by the Board to constitute a Sale (as defined in the Merger and Exchange Agreement) of the Company, MGI or CERA Inc., solely for the purposes of determining the number of votes to which each holder of record of Voting LLC Units shall be entitled in respect of any action to be taken by the Members to approve such a Sale, such number of Contingent LLC Units shall be deemed to be outstanding on the applicable record date or day next preceding the day on which such notice is given or the first such consent is so executed and delivered, as the case may be, and in such names, as the Board shall determine would be issuable pursuant to Sections 1.3, 1.4, 1.5 and 1.6 of the Merger and Exchange Agreement based upon the CERA CAGR (as defined in the Merger and Exchange Agreement) as of the most recent available date prior to such determination. Except as otherwise required by Applicable Law, the Certificate,
Section 4.4(f) or Section 7.1, the vote of a majority of the Voting LLC Units represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

            (f) Super-Majority Voting Requirements. Each of the following events shall require the approval of at least two-thirds of the Members (by number of LLC Units) then entitled to vote at a meeting of Members, upon the recommendation of the Board that the Members give such approval:

            (i) a merger, consolidation, conversion or reorganization of the Company, other than a Conversion Transaction;

            (ii) the dissolution of the Company pursuant to Section 14.1(a); and

            (iii) the sale or other disposition of all or substantially all of the assets of the Company or the sale or other disposition of all of the capital stock of MGI or CERA Inc. owned by the Company, other than in a Spin-Off of MGI or CERA.

Members shall not be entitled to appraisal rights in respect of their LLC Units, including in connection with actions approved by the Members in accordance with and pursuant to this Section 4.4(f) or upon a Conversion Transaction.

            (g) Proxies. Each Member may authorize any Person to act for such Member by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or such Member's attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it unless otherwise provided in such proxy, such revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

            (h) Organization. Each meeting of Members shall be conducted by the Chairman or by such other Person as the Board may designate.

            (i) Action Without a Meeting. Unless otherwise provided in this Agreement, any action which may be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote were present. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.

            Section 4.5. Business Transactions of a Member with the Company. A Member may lend money to, borrow money from, act as surety or endorser for, guaranty or assume one or more specific obligations of, provide collateral for, or transact any other business with the Company, provided that any such transaction pursuant to any agreement entered into after the date hereof shall be either (i) on terms not less favorable to the Company than those obtainable from third parties or (ii) approved by a majority of Directors not affiliated with, or related to, the interested Member.

            Section 4.6. No Cessation of Membership upon Bankruptcy. A Person shall not cease to be a Member of the Company upon the happening, with respect to such Person, of any of the events specified in section 18-304 of the Delaware Act.

                                    ARTICLE V

                                   MANAGEMENT

            Section 5.1. Board. (a) Generally. The business and affairs of the Company shall be managed by or under the direction of a committee of the Company (the "Board") consisting of at least three (3) natural persons ("Directors"), which persons are either named in the first sentence of Section 5.1(b)(i) or elected as provided in Section 5.1(b). The Board shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein, including, without limitation, to exercise all of the powers of the Company set forth in Section 3.2.

            (b)  Voting Agreement.

            (i) Election and Term of the Company's Board; Number of Directors. Upon consummation of the Transactions, the Directors will be [list names of initial Directors], and Mr. Cribiore shall be the Chairman and Mr. Yergin shall be the Vice Chairman. Except as provided in the preceding sentence, the Directors shall be elected at each annual meeting of the Members. Each person named in the first sentence of this Section 5.1(b)(i) or hereafter elected a Director, by such naming or election, as the case may be, shall be deemed to have been designated as a Manager for purposes of the Delaware Act. Subject to this Section 5.1(b), the number of Directors may be modified from time to time by resolution of the Board. Each Director shall hold office until a successor is elected as provided herein or until such Director's earlier death, resignation or removal. Except as otherwise provided in this Section 5.1(b), at each meeting of the Members for the election of Directors, provided a quorum is present, the Directors shall be elected by a majority of the votes validly cast in such election. If any vacancies shall occur in the Board, by reason of death, resignation, removal or otherwise, the Directors then in office shall continue to act, and such vacancies may be filled by the Members, subject to the provisions of paragraph (b)(ii) of this Section 5.1, or, following the settlement date of the first Underwritten Public Offering after the date hereof, by a majority vote of the Directors then in office (even if less than a quorum). If the authorized number of Directors shall be increased, newly created directorships may be elected at a meeting of the Members, subject to this Section 5.1(b).

            Directors need not be Members. Each of the Members agrees that such Member will, at all times after the date of this Agreement and until the settlement date of the first Underwritten Public Offering after the date hereof, vote all LLC Units now or hereafter owned by such Member at any meeting of Members and in whatever other manner is necessary to ensure that (x) the Board will at all times consist of at least (A) two nominees who shall be any two of the CERA Principals nominated by the CERA Principals (the "CERA Nominees"), (B) one nominee who shall be the chief executive officer of MCM (the "MCM Nominee"),
(C) one nominee who shall be the Chief Executive Officer, if any, of the Company (the "CEO Nominee"), (D) three nominees who shall be such employees of CD&R, Brera or other Affiliates of Fund IV as shall be nominated by Fund IV and such of its Permitted Transferees who hereafter become owners of LLC Units (the "Fund IV Nominees") and (E) up to six additional nominees, who shall be persons not affiliated with CD&R, Fund IV, Brera or any of the CERA Principals, as may be nominated by Fund IV with the written consent of the Consenting CERA Principal, whose consent shall not be unreasonably withheld (the "Independent Nominees" and, together with the CERA Nominees, the MCM Nominee, the CEO Nominee and the Fund IV Nominees, the "Nominees") and (y) all such Nominees shall be duly elected. Of the Directors on the date hereof, Messrs. Yergin and _______ shall be the CERA Nominees, Mr. David D. Nixon shall be the MCM Nominee, Messrs. Cribiore, Gordon McMahon and _______ shall be the Fund IV Nominees and Messrs. _______, _______, _______, _______, _______ and _______ shall be the Independent
Nominees. Until the settlement date of the first Underwritten Public Offering after the date hereof, the Chairman shall always be a Fund IV Nominee and the Vice Chairman shall always be a CERA Nominee.

            (ii) Replacement Nominees. If, prior to his or her election to the Board pursuant to Section 5.1(b)(i), any Nominee shall be unable or unwilling to serve as a Director, the Member or Members who nominated such Nominee in accordance with Section 5.1(b)(i) or, following the settlement date of the first Underwritten Public Offering after the date hereof, the Board shall be entitled to nominate a replacement who shall then be a Nominee for purposes of this
Section 5.1. If, following election to the Board pursuant to Section 5.1(b)(i), any Nominee shall resign or be removed or be unable to serve for any reason prior to the expiration of his or her term as a Director (a "Withdrawing Director"), the Member or Members who nominated such Withdrawing Director shall appoint a replacement Nominee (a "Substitute Director") to fill the unexpired term of the Withdrawing Director whom such Substitute Director is replacing, provided that any Independent Nominee shall be replaced with the written consent of the Consenting CERA Principal, whose consent shall not be unreasonably withheld. If a Member or Members shall fail to so appoint a Substitute Director in the manner provided above, the seat of such Substitute Director shall remain vacant. Notwithstanding the preceding sentences of this paragraph (ii), if, following the settlement date of the first Underwritten Public Offering after the date hereof, any vacancies shall occur in the Board or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum, and any such vacancy or newly created directorship may also be filled at any time by vote of the Members.

            (iii) Removal. Members shall have the right to remove any Director at any time for cause upon the affirmative vote of the holders of a majority of outstanding LLC Units entitled to vote for the election of such Director. The Member or Members that nominate any Director pursuant to Section 5.1(b) or, following the settlement date of the first Underwritten Public Offering after the date hereof, the holders of a majority of the outstanding LLC Units entitled to vote for the election of Directors shall have the right to remove such Director at any time, with or without cause, by delivery of written notice to the Board or by action taken at any meeting of Members, and shall, upon any such removal, appoint a Substitute Director, in accordance with Section 5.1(b)(ii). A majority of the Directors then in office shall have the right to remove a Director for cause. Upon taking such action, the Director shall cease to be a Director. In the event that a Director is removed by the Board for cause, until the settlement date of the first Underwritten Public Offering after the date hereof, only the Member or Members who nominated or appointed such removed Director shall be entitled to appoint his replacement. Until the settlement date of the first Underwritten Public Offering after the date hereof, no Director shall be removed without cause without the consent of the Member or Members that nominated or appointed such Director.

            (iv) Special Voting Provisions. (w) Until the earlier of (a) the settlement date of the first Underwritten Public Offering after the date hereof and (b) the issuance of the Contingent LLC Units, action to approve any of the following events shall require the approval of at least 75% of the Directors then in office:

            (A) An acquisition or disposition by the Company of a business or of assets having a value in excess of $15,000,000 individually or when aggregated with all other transactions related to the same specific business or asset;

            (B) A capital expenditure by the Company or contractual commitment therefor involving more than $15,000,000 individually or when aggregated with all other transactions related to the same specific asset;

            (C) The issuance by the Company in a single transaction or a series of related transactions of LLC Units, or securities convertible into or exchangeable for LLC Units or options, warrants or other rights to acquire LLC Units or such securities, for aggregate consideration in excess of $15,000,000, other than the Contingent LLC Units, the CERA Contingent Options, the GS Contingent Options, the Existing MGI Options, the MGI/CERA Additional Options and the LLC Units issuable upon exercise thereof;

            (D) The entry by the Company into new lines of business;

            (E) The dissolution of the Company pursuant to Section 14.1(a);

            (F) A Public Offering by the Company; or

            (G) Incurring any indebtedness for borrowed money, or any guarantee in respect of the same, in excess of $15,000,000, other than (1) any guarantee of indebtedness under the Credit Agreement or under any renewal, extension, refinancing or refunding of any such indebtedness or (2) the renewal, extension, refinancing or refunding of any other indebtedness, or any guarantee in respect of the same, that may have previously been approved by the Board pursuant to this subclause (G);

(x) until the settlement date of the first Underwritten Public Offering after the date hereof, the appointment or replacement of the Chief Executive Officer of the Company shall require (i) the approval of the Fund IV Nominees then in office and (ii) the written consent of the Consenting CERA Principal, whose consent shall not be unreasonably withheld; (y) until the settlement date of the first Underwritten Public Offering after the date hereof, the Company shall cause each of and only the Directors then in office to be elected as directors of each of MGI and CERA Inc., and each Director shall vote in favor of the nomination and election of such Directors as the directors of MGI and CERA Inc. whenever such matters are considered by the Board; and (z) until the earlier of (a) the settlement date of the first Underwritten Public Offering after the date hereof and (b) the issuance of the Contingent LLC Units, the Sale (as defined in the Merger and Exchange Agreement) or Spin-Off of CERA Inc. shall require the written approval of the Consenting CERA Principal.

            Section 5.2. Annual and Regular Meetings. The annual meeting of the Board for the purpose of electing Officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the Members at the place of such annual meeting of the Members. Notice of such annual meeting of the Board need not be given. The Board from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided that if the Board shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, radio or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or shall be delivered to him personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

            Section 5.3. Special Meetings; Notice. Special meetings of the Board shall be held whenever called by the Chairman, the Vice Chairman or the Chief Executive Officer, or by the Board, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board may be called on 24 hours' notice, if notice is given to each Director personally or by telephone or telegram, or on at least three days' notice, if notice is mailed to each Director, addressed to him at his usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

            Section 5.4. Quorum and Acts of the Board. At all meetings of the Board the presence of a majority of the Directors then in office shall constitute a quorum for the transaction of business and, except as otherwise provided in this

Agreement, the vote of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all of the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

            Section 5.5. Rules and Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate and this Agreement, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the property, affairs and business of the Company as the Board may deem appropriate.

            Section 5.6. Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

            Section 5.7. Committees of Directors. (a) The Board may, by resolution, designate one or more committees of the Board, which resolution shall specify the duties, members and quorum requirements of such committee, each such committee to consist of one or more of the Directors, provided that the Consenting CERA Principal shall be entitled to be a member of any committee of the Board having substantially the same powers as the Board or the Executive Committee that has a member who is not an Independent Nominee. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the property, business and affairs of the Company, but no such committee shall have the power or authority to take any action hereunder requiring (i) a vote greater than a majority of Directors present as set forth in Section 5.4 or (ii) the consent or approval of the Consenting CERA Principal or any one or more of the Fund IV Nominees, or authorizing any distribution by the Company to Members. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

            (b) The Board shall have a committee of the Board designated as the Executive Committee, which shall consist of the Chairman, the Consenting CERA Principal, the CEO Nominee (if any), the MCM Nominee (if any) and such other Directors as may be designated by the Board. During the intervals between meetings of the Board, the Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the property, business and affairs of the Company, except that the Executive Committee shall not have the power or authority to take any action hereunder requiring (i) a vote greater than a majority of Directors present as set forth in Section 5.4 or
(ii) the consent or approval of the Consenting CERA Principal or any one or more of the Fund IV Nominees listed in Section 5.1(b)(iv) or authorizing any distribution by the Company to Members.

            Section 5.8. Compensation of Directors. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at such meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

            Section 5.9. Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented to the Company by any of the Company's Officers or employees, or Committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

            Section 5.10. Resignation. Any Director may resign at any time by delivering a written notice of resignation to the Chief Executive Officer or the Secretary. The resignation of any Director shall take effect upon receipt of such notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation by the Company, the Members or the remaining Directors shall not be necessary to make such resignation effective.

            Section 5.11. Directors as Agents. The Directors, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers shall bind the Company. Except as otherwise provided in this Agreement, no single Director shall have the power to bind the Company, and the Board shall have the power to act only collectively in the manner specified herein.


                                   ARTICLE VI

                                    OFFICERS

            Section 6.1. Officers. The Board may select natural persons who are employees of the Company to be designated as officers of the Company ("Officers"), with such titles as the Board shall determine. Any number of offices may be held by the same person. The Board may appoint a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board may determine, provided that until the settlement date of the first Underwritten Public Offering after the date hereof, the Fund IV Nominees shall appoint, with the written consent of the Consenting CERA Principal (whose consent shall not be unreasonably withheld), the Chief Executive Officer. The Board may appoint such other Officers as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries (if any) of all Officers shall be fixed by or in the manner prescribed by the Board. The Officers shall hold office until their successors are chosen and qualified. Any Officer may resign at any time upon written notice to the Company. Any Officer may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. The Officers shall have such powers and duties in the management of the Company as may be delegated to them in this Agreement or by the Board, except that in any event each Officer shall exercise such powers and perform such duties as may be required by law. The Board may require any Officer or agent to give security for the faithful performance of his or her duties. Each person elected or appointed as an Officer, by such election or appointment, as the case may be, shall be deemed to have been designated as a Manager for purposes of the Delaware Act.

            Section 6.2. Chief Executive Officer. The Chief Executive Officer of the Company shall have general charge of the business, affairs and property of the Company and general supervision over its other Officers and agents. In general, the Chief Executive Officer shall perform all duties incident to the office of the chief executive officer of such a company and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Company, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Company, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments. The Chief Executive Officer shall have the authority to cause the employment or appointment of such employees and agents of the Company as the conduct of the business of the Company may require, to fix the compensation of such employees and agents and, subject to the direction of, and subject to general or specific resolutions approved by the Board, of such Officers as the Board may determine, and to remove or suspend any employee (other than a CERA Principal) or agent of the Company elected or appointed by the Chief Executive Officer or the Board. The Chief Executive Officer shall perform such other duties and have such other powers as the Board may from time to time prescribe. The Board from time to time may confer like powers upon any other Person or Persons.

            Section 6.3. The Chief Financial Officer. The Chief Financial Officer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Company, and shall keep or cause to be kept full and accurate records of all receipts of the Company. The Chief Financial Officer shall render to the Board, whenever requested, a statement of the financial condition of the Company and of all his transactions as Chief Financial Officer, and render a full financial report at the annual meeting of the Members, if called upon to do so. The Chief Financial Officer shall be empowered from time to time to require from all officers or agents of the Company reports or statements giving such information as he may desire with respect to any and all financial transactions of the Company. The Chief Financial Officer shall perform, in general, all duties incident to the office of chief financial officer of a Delaware corporation and such other duties as may be specified in this Agreement or as may be assigned to him from time to time by the Board or the Chairman and the Vice Chairman. The Chief Financial Officer shall report to the Chairman and the Vice Chairman.

            Section 6.4. President. The President, subject to the authority of the Chief Executive Officer, shall have primary responsibility for, and authority with respect to, the management of the day-to-day business and affairs of the Company. The President shall have the authority to sign, in the name and on behalf of the Company, checks, orders, contracts, leases, notes, drafts and other documents and instruments. Except as otherwise performed by the Board or the Chief Executive Officer, the President shall have the authority to cause the employment or appointment of such employees and agents of the Company as the conduct of the business of the Company may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the President.

            Section 6.5. Vice Presidents. In the absence of the Chief Executive Officer and the President or in the event of the Chief Executive Officer and the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer and the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board or the Chief Executive Officer or President may from time to time prescribe.

            Section 6.6. The Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Board and all meetings of the Members and record all the proceedings of the meetings of the Members and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or Chief Executive Officer or President, under whose supervision the Secretary shall be. The Secretary shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate or by this Agreement. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board, the Chief Executive Officer or the President may from time to time prescribe.

            Section 6.7. The Treasurer and Assistant Treasurer. The Treasurer shall cause the moneys and other valuable effects of the Company to be deposited in the name and to the credit of the Company in such banks or trust companies or with such bankers or other depositaries of the Company. The Treasurer shall cause the moneys of the Company to be disbursed by checks or drafts upon the authorized depositaries of the Company and cause to be taken and preserved proper vouchers for all moneys disbursed. The Treasurer may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing LLC Units the issuance of which shall have been authorized by the Board. The Treasurer shall perform, in general, all duties incident to the office of treasurer of a Delaware corporation and such other duties as may be specified in this Agreement or as may be assigned to him from time to time by the Board or the Chief Financial Officer, to whom he shall report. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board or the Chief Financial Officer or the Chairman and the Vice Chairman may from time to time prescribe.

            Section 6.8. Execution of Contracts. In addition to the authority afforded to the Chief Executive Officer and President pursuant to Sections 6.3 and 6.5, respectively, contracts, documents or instruments in writing that require the signature of the Company and that have been authorized under this Agreement or by the Board may be signed by any Officer authorized to sign pursuant to a resolution of the Board. The term "contracts, documents or instruments in writing" as used in this Agreement shall include deeds, pledges, mortgages, hypothecations, charges, conveyances, leases, licenses, transfers and assignments of property, real or personal, immoveable or moveable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, warrants, bonds, notes, debentures or other securities and any instrument in writing.

            Section 6.9. Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or in a resolution of the Board, are agents of the Company for the purpose of the Company's business, and the actions of the Officers taken in accordance with such powers shall bind the Company.

            Section 6.10. Reliance by Third Parties. Any Person dealing with the Company or any Officer may rely upon a certificate signed by the Chief Executive Officer, the President, any Vice President, the Secretary or any Assistant Secretary as to:

            (a) the identity of the Chief Executive Officer, the President or any Member or other Officer;

            (b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Chief Executive Officer, the President or in any other manner germane to the affairs of the Company;

            (c) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

            (d) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.


                                   ARTICLE VII

                                   AMENDMENTS

            Section 7.1. Amendments. This Agreement may not be modified or amended except by a written agreement signed by the Company and a majority of the Members (by number of Voting LLC Units); provided that (i) any amendment or modification of any provision hereof requiring, or providing for, (x) the affirmative vote of a greater percentage than a majority of the Directors then in office, or (y) the consent or approval of the Consenting CERA Principal or any one or more Fund IV Nominees, shall also require an affirmative vote of such greater percentage of such Directors or the consent or approval of the applicable person or persons specified in subclause (y) above, as the case may be, (ii) any amendment or modification of any provision hereof requiring, or providing for, the affirmative vote of a specified percentage or proportion of the Members or holders of LLC Units shall require the affirmative vote of such percentage or proportion of the Members or such holders, as the case may be,
(iii) any amendment or modification of any provision hereof providing for, or resulting in, the direct reduction or elimination of any right, preference or benefit granted hereunder to any particular Person or group of specified Persons (including, without limitation, any right to nominate or appoint, or consent to or approve any nomination or appointment of, any Director, to grant or withhold consent or approval with respect to any matter, to require registration of LLC Units held by such Person, or to receive distributions of cash or other property with respect to the LLC Units held by such Person) shall require the consent of such Person or group of specified Persons, (iv) any amendment or modification of the definition of Requisite Percentage of LLC Unitholders shall require the affirmative vote of two-thirds of the Members (by number of Voting LLC Units), and (v) any modification or amendment of any other provision of this Agreement (A) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Commission, the Internal Revenue Service or any other United States federal or state agency, or in any United States federal or state statute, compliance with which the Board deems in good faith to be in the best interests of the Company and (B) to cure any ambiguity or mistake or correct or supplement any provision of this Agreement that may be incomplete or inconsistent with any other provision contained herein, may be signed by the Company only, without any approval of the Members being required, if such modification or amendment shall have been authorized by the Board. Anything in this Agreement to the contrary notwithstanding, any modification or amendment of this Agreement by a written agreement signed by, or binding upon, a Member shall be valid and binding upon any and all Persons who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of the LLC Units originally acquired by such Member.


                                  ARTICLE VIII

                       CAPITAL CONTRIBUTIONS AND INTERESTS

            Section 8.1. Capital Units. The limited liability company interests of the Company shall be represented by two classes of units of capital of the Company, which shall consist of voting limited liability company interests ("Voting LLC Units") and non-voting limited liability company interests ("Non-Voting LLC Units" and, together with Voting LLC Units, the "LLC Units"). The Company shall have authority to issue (a) LLC Units to the Members (other than the CERA Management Members) listed on Schedule A hereto, in the amounts set forth thereon, and to CERA Inc. for transfer to the CERA Management Members, in accordance with Section 2.1(b), (b) the Contingent LLC Units, (c) the LLC Units issuable upon the exercise of CERA Contingent Options and GS Contingent Options, (d) the LLC Units to be transferred upon the exercise of Existing MGI Options and MGI/CERA Additional Options and (e) such additional LLC Units as may be authorized from time to time by the Board.

            Section 8.2. Capital Contributions of Property. On the Closing Date, each Member listed on Schedule A hereto other than the CERA Management Members shall be deemed to have contributed to the capital of the Company property having the value set forth opposite such Member's name as such Member's capital contribution on Schedule A hereto. Any contributions of property after the Closing Date (including contributions in exchange for the issuance of LLC Units by the Company) shall have the value determined by the Board.

            Section 8.3. Additional Capital Contributions. No Member shall be required to make any additional capital contribution to the Company in respect of the LLC Units then owned by such Member. However, a Member may make such additional capital contributions to the Company, but only with the written consent of the Board. The provisions of this Section 8.3 are intended solely to benefit the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any additional capital contributions or to cause the Board to consent to the making of additional capital contributions. Members shall be deemed to have contributed such additional capital upon issuance of additional LLC Units equal to the cash purchase price for such LLC Units or, if no cash is paid or there is non-cash consideration, in the amount of the fair market value of such non-cash consideration as determined by the Board in good faith at or prior to issuance of such LLC Units.

            Section 8.4. Member's Interest. A Member's LLC Units shall for all purposes be personal property. A Member has no interest in specific Company property.

            Section 8.5. Certificates of LLC Units. The LLC Units shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or groups of the LLC Units shall be uncertificated LLC Units. Any such resolution shall not apply to LLC Units represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board, upon request a holder of uncertificated LLC Units shall be entitled to have a certificate signed by or in the name of the Company, by the Chief Executive Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, representing the number of LLC Units held by such holder. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the Certificate and this Agreement.

            Section 8.6. Issuance of Non-Voting LLC Units. The Company shall not issue or sell any Non-Voting LLC Units except in connection with an exchange of Voting LLC Units as provided in Section 8.7.

            Section 8.7. Conversion and Exchange. (a) Special Exchange of Voting LLC Units for Non-Voting LLC Units. Voting LLC Units held by Fund IV may be exchanged for the same number of Non-Voting LLC Units for the sole purpose of a distribution by Fund IV to one or more of its limited partners which is a

Regulated Holder, provided that the number of Voting LLC Units so exchanged does not exceed the number of Regulated Securities required for any such Regulated Holder. The subsequent transfer of any Non-Voting LLC Units by any such Regulated Holder shall be subject to the provisions of Section 8.7(b)(ii), and such Regulated Holder shall be permitted to convert Non-Voting LLC Units into Voting LLC Units to the extent set forth in Section 8.7(b)(i).

            (b) Conversion of Non-Voting LLC Units into Voting LLC Units. (i) Optional Conversion of Non-Voting LLC Units. Each record holder of Non-Voting LLC Units shall be entitled to convert any or all of such holder's Non-Voting LLC Units into the same number of Voting LLC Units, provided that no holder of Non-Voting LLC Units shall be entitled to convert any Non-Voting LLC Units to the extent that, as a result of such conversion, such holder or the Affiliates thereof would directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Company than such holder and the Affiliates thereof permitted to own, control or have power to vote under any law, regulation, order, rule or other requirement of any governmental authority at any time applicable to such holder and the Affiliates thereof.

            (ii) Automatic Conversion of Non-Voting LLC Units. Upon the sale or transfer of any Non-Voting LLC Units by the holder thereof to any Person who is not an Affiliate of such holder (but including, without limitation, any sale or transfer to an underwriter in connection with a Public Offering of Voting LLC Units regardless of whether such underwriter is an Affiliate of such holder), such Non-Voting LLC Units shall automatically be converted without further action (an "Automatic Conversion") into an equal number of Voting LLC Units, provided that a distribution of Non-Voting LLC Units by Fund IV to a Regulated Holder shall not result in an Automatic Conversion.

            Section 8.8. Certain Conversion and Exchange Procedures. (a) Each conversion of Non-Voting LLC Units into Voting LLC Units (other than an Automatic Conversion contemplated by Section 8.7(b)(ii)) and each exchange of Voting LLC Units for Non-Voting LLC Units will be effected by the surrender of the certificate or certificates representing the LLC Units to be converted or exchanged, as the case may be, at the principal office of the Company or the transfer agent designated by the Company, if any, at any time during normal business hours, together with a written notice by the holder of such LLC Units stating either (i) the number of Non-Voting LLC Units that such holder desires to convert into Voting LLC Units (and such statement will obligate the Company to issue such Voting LLC Units), or (ii) the number of Voting LLC Units that such holder desires to exchange for Non-Voting LLC Units and that such exchange is required in order for such holder to make a distribution of LLC Units to a proposed distributee that is a Regulated Holder (and such statement will obligate the Company to issue such Non-Voting LLC Units). Such conversion or exchange will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of any such holder with respect to the converted Non-Voting LLC Units or exchanged Voting LLC Units, as the case may be, will cease and the person or persons in whose name or names the certificate or certificates for Voting LLC Units or Non-Voting LLC Units, as the case may be, are to be issued upon such conversion or exchange will be deemed to have become the holder or holders of record of the Voting LLC Units or Non-Voting LLC Units, as the case may be, represented thereby.

            (b) Promptly after such surrender and the receipt of the written notice referred to in Section 8.8(a), the Company will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Voting LLC Units or Non-Voting LLC Units, as the case may be, issuable upon such conversion or exchange and a certificate representing any Voting LLC Units or Non-Voting LLC Units, as the case may be, which was represented by the certificate or certificates delivered to the Company in connection with such conversion or exchange but which was not converted or exchanged. The Company shall be entitled to rely upon any written notice delivered pursuant to Section 8.8(a) and such notice shall, in the absence of manifest error, be binding and conclusive upon the Company.

            (c) From and after an Automatic Conversion pursuant to Section 8.7(b)(ii), (i) each certificate formerly representing Non-Voting LLC Units which NonVoting LLC Units were held by the holder thereof or any Affiliate thereof and which were converted pursuant to such Automatic Conversion shall thereafter be deemed to represent (A) only the like number of Voting LLC Units into which such Non-Voting LLC Units have been converted pursuant to such Automatic Conversion (and no Person shall thereafter have any rights in respect of such Non-Voting LLC Units), plus (B) if all the Non-Voting LLC Units represented by such certificate were not converted pursuant to such Automatic Conversion, such number of Non-Voting LLC Units which were not so converted and
(ii) upon any surrender for transfer of any such certificate accompanied by a written notice certifying that an Automatic Conversion has occurred and specifying the number of LLC Units so converted, the Company will issue and deliver (A) a certificate or certificates representing the Voting LLC Units into which such Non-Voting LLC Units have been converted pursuant to such Automatic Conversion and (B) if all the Non-Voting LLC Units represented by such certificate or certificates were not converted pursuant to such Automatic Conversion, a certificate or certificates representing such number of Non-Voting LLC Units which were not so converted. The Company shall be entitled to rely on any written notice delivered to the effect that an Automatic Conversion has occurred and such notice shall, in the absence of manifest error, be binding and conclusive upon the Company.

            Section 8.9. Signatures; Facsimile. Any or all of such signatures on the certificate representing LLC Units may be a facsimile, engraved or printed, to the extent permitted by law. In case any Officer, transfer or exchange agent or registrar who has signed, or whose facsimile signature has been placed upon, such a certificate shall have ceased to be such officer, transfer or exchange agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such Officer, transfer agent or registrar at the date of issue.

            Section 8.10. Lost, Stolen or Destroyed Certificates. The Board may direct that a new certificate representing LLC Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Board of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

            Section 8.11. Registration and Transfer of LLC Units. Upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for LLC Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing LLC Units to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of the Certificate and this Agreement, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of LLC Units.

            Section 8.12. Transfer Agent, Exchange Agent and Registrar. The Board may appoint one or more transfer agents, one or more exchange agents and one or more registrars, and may require all certificates representing LLC Units to bear the signature of any such transfer agents, exchange agents or registrars.

                                   ARTICLE IX

                           ALLOCATIONS; DISTRIBUTIONS

            Section 9.1. Allocations. (a) Except as provided in Section 9.1(b), the income, gains, losses, credits and deductions of the Company for each Allocation Period shall be determined as of the end of such Allocation Period and shall be allocated for federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, among the Members in accordance with the respective LLC Units owned by the Members (as set forth on the Membership Register) during such Allocation Period, or, in the case of any such income, gains, losses, credits and deductions arising out of any sale or other disposition described in clause (i) of the definition of Special Distribution, in accordance with such LLC Units and the number of Contingent LLC Units treated as owned by the Members pursuant to the second sentence of Section
9.2. Allocations of income, gains, losses and expenses of the Company for all other purposes shall be made consistently with the allocations made pursuant to the immediately preceding sentence.

            (b) In accordance with section 704(c) of the Code and the Treasury Regulations thereunder, any income, gain, loss, credit and deduction with respect to any asset contributed to the capital of the Company by any Member shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such asset to the Company for income tax purposes and its initial Book Value (determined in accordance with the definition of Book Value set forth in Article I). The method of allocating such income, gain, loss, credit and deduction shall be such method set forth in section 1.704-3(b) of the Treasury Regulations. In the event the Book Value of any asset of the Company is subsequently adjusted in accordance with the last sentence of such definition of Book Value, subsequent allocations of any income, gain, loss, credit and deduction with respect to such asset shall be determined using the principles specified in section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations and shall take account of any variation between the adjusted basis of the asset to the Company for income tax purposes and its Book Value (excluding any portion of such variation subject to the first sentence of this Section 9.1(b)) in the manner required under section 1.704-1(b)(4)(i) of the Treasury Regulations, using the method set forth in section 1.704-3(b) of the Treasury Regulations.

            Section 9.2. Distributions. Any distribution by the Company, whether in kind or in cash, other than a Special Distribution, shall be made in accordance with the respective LLC Units owned by the Members (as set forth on the Membership Register) at the time of such distribution (except that cash payments may be made upon the occurrence of a Spin-Off in lieu of distributing fractional interests in the Subsidiary that is the subject of such Spin-Off). Any Special Distribution by the Company, whether in kind or in cash, shall be made in accordance with the respective LLC Units owned by the Members (as set forth on the Membership Register) (i) at the time of the applicable sale or other disposition in the case of a sale or other disposition described in clause (i) of the definition of Special Distribution, and (ii) at the time of the applicable distribution in the case of a distribution described in clause (ii) of the definition of Special Distribution (the applicable time described in clause (i) or (ii) above, the "Measurement Time") (except that cash payments may be made upon the occurrence of a distribution described in clause (ii) of the definition of Special Distribution in lieu of distributing fractional interests in MGI or CERA Inc., as applicable); provided that each Member who, at the Measurement Time, had a right to receive, under certain circumstances, Contingent LLC Units pursuant to Section 1.3, 1.4 or 1.5 of the Merger and Exchange Agreement, shall be treated, solely for the purposes of the applicable Special Distribution, as if such Member owned the number of Contingent LLC Units that would have been issuable to such Member, based on the CERA CAGR (as such term is defined in the Merger and Exchange Agreement) as of the Measurement Time (as determined in good faith by the Board), if the closing of a Non-qualifying Sale (as defined in the Merger and Exchange Agreement) had occurred at the Measurement Time. The Board shall determine in good faith whether a distribution is a Special Distribution. The Board shall, in its sole discretion, determine the time and the amount of any distribution, provided that, for each Taxable Year, the Company shall make a cash distribution to the Members to the extent of Available Assets in amounts intended to enable the Members (or any Person whose tax liability is determined by reference to the income of a Member) to discharge their United States federal, state and local income tax liabilities arising from the allocations made pursuant to Section 9.1 (the "Tax Liability Distribution"), except for any such allocations arising out of any variation between the adjusted tax basis of any asset and its Book Value, and except to the extent that cash distributions shall have theretofore been made during such Taxable Year. The amount of any such Tax Liability Distribution shall be determined by the Board in its sole discretion, taking into account (a) the greater of (i) the maximum combined tax rate for United States federal, New York State and New York City income tax purposes, (ii) the maximum combined tax rate for United States federal and Massachusetts income tax purposes and (iii) the maximum combined tax rate for United States federal income tax purposes and for purposes of any income tax imposed by the jurisdiction in which the principal office of the Company is located, in each case applicable to individuals or corporations (whichever is higher) on ordinary income and net short-term capital gain or on net long-term capital gain, as applicable, and taking into account the deductibility of state and local income taxes for United States federal income tax purposes and the deductibility of local income taxes for state income tax purposes (and the assumptions described in this clause (a) shall be applied equally to each Member regardless of such Member's place of residence or tax status), and (b) the amounts of ordinary income, net short-term capital gain and net long-term capital gain so allocated to the Members, and otherwise based on such reasonable assumptions as the Board determines in good faith to be appropriate.

            Section 9.3. Withholding. The Company shall withhold and pay over, or otherwise pay, any withholding or other taxes payable by the Company with respect to such Member or as a result of such Member's participation in the Company pursuant to any applicable tax law. If and to the extent that the Company shall be required to with hold or pay any such taxes, such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such with holding or tax is required to be paid, which payment shall be deemed to be a distribution to the extent that such Member is then entitled to receive a distribution and shall reduce the amount of distributions otherwise to be made to such Member pursuant to Section 9.2. To the extent that the aggregate of such payments to a Member for any period exceeds the distributions to which such Member is entitled for such period, the amount of such excess shall be considered a loan from the Company to such Member with interest at the Prime Rate (or the Applicable Federal Rate if the Prime Rate is less than the Applicable Federal Rate) until discharged by such Member by repayment, which may be made out of distributions to which such Member would otherwise be subsequently entitled. The withholdings referred to in this Section
9.3 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Company shall have received an opinion of counsel or other evidence, satisfactory to the Company, to the effect that a lower rate is applicable, or that no withholding is applicable.

            Section 9.4. Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of such Member's interest in the Company if such distribution would violate section 18-607 of the Delaware Act or other applicable law.


                                    ARTICLE X

                         BOOKS AND RECORDS; TAX MATTERS

            Section 10.1. Books, Records and Financial Statements. (a) At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with an executed copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company, and such books of account and such other materials as may be required to be provided to any Member pursuant to section 18-305(a) of the Delaware Act shall be open to inspection and examination at reasonable times during business hours by each Member and the duly authorized representatives thereof upon reasonable written notice for any purpose reasonably related to such Member's interest in the Company, provided that the Directors shall have the right to withhold any such information pursuant to section 18- 305(c) of the Delaware Act and otherwise establish such lawful conditions for disclosure of information to the Members as the Board may deem necessary or appropriate.

            (b) The Treasurer shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company.

            (c) The Secretary shall cause to be maintained the Membership Register.

            Section 10.2. Filings of Returns and Other Writings; Tax Matters Partner. (a) The Treasurer shall cause the preparation and timely filing of all Company tax returns and shall, on behalf of the Company, timely file all other writings required by any governmental authority having jurisdiction to require such filing. The Company shall use its reasonable best efforts to send, no later than 60 days after the end of each Taxable Year, to each Person that was a Member at any time during such Taxable Year copies of (i) United States Internal Revenue Service Form 1065, "U.S. Partnership Return of Income," or any successor form, required to be filed by the Company, together with all schedules and exhibits to such return (including Schedule K-1, "Partner's Share of Income, Credits, Deductions, Etc.," or any successor schedule or form, for such Person), together with such additional information (including information with respect to unrelated business taxable income, if any, within the meaning of section 512 of the Code, of the Company) as may be necessary for such Person (or any other Person whose tax liability is determined by reference to the income of such Person that was a Member and who is identified in writing by such Person that was a Member to the Company) to file such Person's United States federal income tax returns and (ii) such similar returns as are required to be filed by the Company for United States state and local income tax purposes.

            (b) Each Member shall provide such information to the Company as may be reasonably necessary for purposes of the Company's preparing any required tax return or information return.

            (c) The Board shall appoint a Member who is a Manager as the tax matters partner (the "Tax Matters Partner") for the Company, who shall meet the requirements set forth in section 301.6231(a)(7)-2 of the Treasury Regulations and who shall serve as the Tax Matters Partner until such time as such Member shall notify the Board that he, she or it is resigning as the Tax Matters Partner or the Board shall appoint another such Member as the Tax Matters Partner in accordance with this Section 10.2(c). Each Member hereby consents to such designation and agrees that upon the request of the Tax Matters Partner, such Member will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

            (d) Promptly following the written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Company or the Members, except to the extent arising from the bad faith, gross negligence, willful violation of law, fraud or breach of this Agreement by such Tax Matters Partner.

            (e) The provisions of this Section 10.2 shall survive the termination of the Company or the termination of any Member's interest in the Company and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the federal income taxation of the Company or the Members.

            Section 10.3. Accounting Method. For both financial and tax reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions.

            Section 10.4. Audits. At any time at the Board's sole discretion, but at least annually, the financial statements of the Company may be audited by the independent certified public accountants, with such audit to be accompanied by a report of such accountants containing their opinion. The cost of such audits will be an expense of the Company. A copy of any such audited financial statements and accountant's report will be made available for inspection by the Members.

            Section 10.5. Other Tax Matters. (a) The Company shall not elect to be treated as an association taxable as a corporation for United States federal, state or local income tax purposes under Treasury Regulations section 301.7701-3 or under any corresponding provision of state or local law.

            (b) The Company shall use its best efforts to structure its investments and activities so as to avoid the incurrence of any income which is in the hands of any Member (or any other Person whose tax liability is determined by reference to the income of a Member) "unrelated business taxable income" (as such term is defined in section 512 of the Code). The Company will generally not invest in partnership interests in partnerships or in interests in other entities treated as partnerships for federal income tax purposes if such investment would cause any non-United States Person that is a Member (or any other non-United States Person whose U.S. federal income tax liability is determined by reference to the income of a Member) to be deemed to be engaged in a trade or business within the United States pursuant to section 875 of the Code or any Member (or any other Person whose U.S. federal income tax liability is determined by reference to the income of a Member) to incur unrelated business taxable income pursuant to section 512(c) of the Code.

            Section 10.6. Section 754 Election. The Company shall elect, pursuant to section 754 of the Code, to adjust the basis of the property of the Company as permitted and provided in sections 734 and 743 of the Code.


                                   ARTICLE XI

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

            Section 11.1. Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

            Section 11.2. Exculpation. (a) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in the good faith belief that such action was in, or was not opposed to, the best interests of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by or pursuant to this Agreement, except that a Covered

Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

            (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

            Section 11.3. Fiduciary Duty. Subject to the provisions of Section
11.2 and Section 11.6, each Director, Officer and Member of the Company shall be subject to the fiduciary duties of care and loyalty to the full extent that such duties would be imposed on, or applicable to, a director, an officer or a stockholder, respectively, of a corporation organized and existing pursuant to the General Corporation Law of the State of Delaware (including legislative history and judicial interpretations and applications thereof); provided that no Covered Person acting under this Agreement shall be liable to the Company or, with respect to any matter relating to the Company or its business, to any other Covered Person for such Person's good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or modify the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

            Section 11.4. Indemnification. (a) Nature of Indemnity. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a Director, Officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent, of another company, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Company to procure a judg-ment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper; provided that any indemnity under this Section 11.4 shall be provided out of and to the extent of Company assets only, and no Member or Director, Officer, employee or agent of the Company shall have any personal liabilities with respect to such indemnity.

            The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) Successful Defense. To the extent that a Director, Officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 11.4(a) hereof or in defense of any claim, issue or matter therein, he shall be indemnified by the Company against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (c) Determination That Indemnification Is Proper. Any indemnification under Section 11.4(a) hereof (unless ordered by a court) shall be made by the Company unless a determination is made that indemnification of the director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 11.4(a) hereof. Any such determination shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such Directors, or, if such Directors so direct, by independent legal counsel in a written opinion, or (3) by Members holding at least 66 2/3% of the LLC Units.

            (d) Advance Payment of Expenses. To the fullest extent permitted by Applicable Law, expenses (including attorneys' fees) incurred by a Covered Person in defending any civil, criminal, administrative or investigative claim, demand, action, suit or proceeding shall, from time to time, be paid by the Company in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined that the Covered Person is not entitled to be indemnified by the Company as authorized in this Section 11.4. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. The Board may authorize the Company's counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding.

            (e) Procedure for Indemnification of Directors and Officers. Any indemnification of a person seeking indemnification under Sections 11.4(a) and 11.4(b), or advance of costs, charges and expenses to such person under Section 11.4(d) hereof, shall be made promptly, and in any event within 30 days, upon the written request of such person. If a determination by the Company that such person is entitled to indemnification pursuant to this Section 11.4 is required, and the Company fails to respond within 60 days to a written request for indemnity, the Company shall be deemed to have approved such request. If the Company denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this
Section 11.4 shall be enforceable by the indemnified person in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 11.4(d) where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in Section 11.4(a) of this Section 11.4, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board and its independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 11.4(a) hereof, nor the fact that there has been an actual determination by the Company (including its Board, its independent legal counsel, or Members holding at least 66 2/3% of the LLC Units) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (f) Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Company and each director, officer, employee and agent who serves in any such capacity at any time while these provisions are in effect and any modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

            The indemnification and advancement of expenses provided by this
Section 11.4 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of this Agreement, vote of disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (g) Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Board shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Board shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 11.4(d) hereof and containing such other procedures regarding indemnification as are appropriate.

            Section 11.5. Severability. To the fullest extent permitted by applicable law, if any portion of this Article shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each person who is or was serving or has agreed to serve at the request of the Company as a Director, Officer, employee or agent of the Company, or who is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, as to costs, charges and expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated.

            Section 11.6. Outside Businesses. Any Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company, the Directors and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member, Director or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member, Director or Affiliate thereof shall have the right to take for such Person's own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity, provided that this Section 11.6 shall not apply to Members who are employees of the Company or any of its Subsidiaries.


                                   ARTICLE XII

                               ADDITIONAL MEMBERS

            Section 12.1. Admission. By approval of the Board, the Company is authorized to admit any Person as an additional member of the Company (each, an "Additional Member" and collectively, the "Additional Members"), subject to compliance with the provisions of Article XIII of this Agreement. With respect to the Persons exercising options to purchase LLC Units, each such Person shall be deemed admitted as a Member upon execution of an LLC Unit Subscription Agreement and such other documents as may be required pursuant to such LLC Unit Subscription Agreement and as the Board may reasonably require, and the payment of the applicable option exercise price, if any. Each Person other than a Person admitted pursuant to Section 2.1(b) or a Person exercising options to purchase LLC Units shall be admitted as an Additional Member at the time such Person (i) executes a counterpart to this Agreement, (ii) complies with the applicable Board resolution, if any, with respect to such admission and (iii) is named as a Member in the Membership Register.

                                  ARTICLE XIII

                    TRANSFER OF INTERESTS; SUBSTITUTE MEMBERS

            Section 13.1. Restrictions on LLC Unit Transfers. (a) Initial Holding Period for Restricted Holders. No Member who, together with such Member's Existing CERA Trusts (if any), owns, as of the date hereof, 5% or more of the then outstanding LLC Units (any such Member, a "Restricted Holder"), no Existing CERA Trust and none of such Member's or such trust's Permitted Transferees who shall have become owners of LLC Units after the date hereof shall, for a period ending on the earlier of three years after the Closing Date (the "Initial Holding Period") and one year after the first Underwritten Public Offering after the date hereof, Transfer any LLC Units (including any Transfer pursuant to Section 13.2) except, subject to Section 13.1(c), (i) to an unaffiliated third party (x) in a sale of all of the LLC Units pursuant to
Section 13.4, or (y) pursuant to a merger, conversion, consolidation or reorganization of the Company, other than a Conversion Transaction (any such sale, merger, conversion, consolidation or reorganization, a "Fundamental Transaction"), (ii) in any Conversion Transaction, (iii) in a Public Offering,
(iv) Transfers to a Permitted Transferee or (v) Transfers to the Company or any Subsidiary of the Company. This Section 13.1(a) shall not apply to Transfers by MGI or CERA Inc. to the extent such Transfers are otherwise covered in Section 13.1(g).

            (b) Restrictions on Other Transfers. No Member other than a Restricted Holder, any Existing CERA Trust and any of such Restricted Holder's or such trust's Permitted Transferees who shall have become owners of LLC Units after the date hereof, and, after the earlier of the expiration of the Initial Holding Period and one year after the first Underwritten Public Offering after the date hereof, no Member, shall Transfer any LLC Units except, subject to
Section 13.1(c), (i) in a Fundamental Transaction, (ii) in a Conversion Transaction, (iii) in a Public Offering, (iv) for Transfers to a Permitted Transferee or to any Member who was a Member as of the Closing Date, (v) for Transfers to the Company or any Subsidiary of the Company, (vi) subject to compliance with Sections 13.2, 13.3 and 13.4, as applicable, for Transfers to Restricted Holders or third parties for cash only in transactions which would be exempt from the registration requirements of section 5 of the Securities Act by virtue of the exemption provided by section 4(2) of the Securities Act if the transferor were the issuer of the LLC Units, provided that, for purposes of this clause (vi), the transferee is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act or (vii) following the first Underwritten Public Offering after the date hereof and subject to compliance with Section
13.2 and Rule 144 or Rule 145 (or any successor provision) under the Securities Act, if applicable, for any other Transfers to third parties. This Section 13.1(b) shall not apply to Transfers made by

MGI or CERA Inc. to the extent such Transfers are covered in Section 13.1(g).

            (c) Transfer Conditions. No Member shall Transfer any LLC Units if such Transfer would constitute a Prohibited Transaction. The Board shall evaluate each Transfer request, and the proposed transferor shall furnish such information as may be requested by the Board, to determine if such Transfer would constitute a Prohibited Transaction, which determination shall be conclusive and binding absent manifest error. The Board shall promptly notify the proposed transferor of the Board's determination. In addition, it shall be a further condition of any LLC Unit Transfer pursuant to Section 13.1(a)(iv), 13.1(b)(iv) or 13.1(b)(vi) (other than pursuant to Section 13.4) that (i) the transferee agrees in writing to be bound by the obligations and restrictions applicable to Members and/or LLC Units under this Agreement, (ii) the transferring Member and the transferee shall have complied with all requirements of any applicable LLC Unit Subscription Agreement, (iii) the proposed transferee provides to the Company the information required pursuant to Section 13.7(c), and (iv) such transferring Member delivers to the Company (A) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that (1) the Transfer does not violate and will not cause the Company to be in violation of any Specified Laws, (2) the transferor and the Specified Affiliate (in the case of a Transfer to a Permitted Transferee described in clause (iv) of the definition of such term) have made all filings and obtained all consents of any governmental entity and any other Person required to be made or obtained by the transferor and the Specified Affiliate, and have complied with all applicable requirements of Specified Laws in connection with the Transfer of such LLC Units and (3) the transferring Member and the transferee have complied with all requirements of this Agreement and any applicable LLC Unit Subscription Agreement and (B) a certificate setting forth the basis on which such Transfer is permitted under Section 13.1(a) or 13.1(b), as the case may be, and, in the case of a Transfer of the type specified in
Section 13.1(b)(vi), describing compliance with Sections 13.2, 13.3 and 13.4, as applicable.

            (d) Restrictions to Avoid Publicly Traded Partnership Status. (i) Notwithstanding any other provision to the contrary in this Agreement, until the settlement date of the first Underwritten Public Offering, no Member shall Transfer any LLC Interest (other than in a Private Transfer) in any form, including but not limited to by entering into an Indirect LLC Interest, if such transfer is made on an Established Securities Market or a Secondary Market. Except for Transfers of LLC Units pursuant to Section 13.1(a)(i), (ii), (iii) or
(v) or Section 13.1(b)(i), (ii), (iii) or (v), the Member proposing to make any Transfer of an LLC Interest prior to the settlement date of the first Underwritten Public Offering shall (A) deliver to the Company a certificate setting forth the basis on which such Member purports that such Transfer is not prohibited under the immediately preceding sentence and (B) furnish such information as may be requested by the Board to determine if such Transfer would be so prohibited.

            (ii) Until the settlement date of the first Underwritten Public Offering, the Company shall not (A) allow any LLC Interests to be listed or traded on an Established Securities Market, (B) participate in the inclusion of any LLC Interests on any Secondary Market or (C) recognize any Transfer of LLC Interests (other than a Private Transfer) in any form, including but not limited to the entering into of an Indirect LLC Interest, if such Transfer is made on an Established Securities Market or a Secondary Market, including but not limited to (1) by redeeming the transferor Member (in the case of a redemption or repurchase by the Company) or (2) by admitting the transferee as a Member or otherwise recognizing any rights of the transferee, including but not limited to the right to receive distributions from the Company (directly or indirectly) or to acquire an interest in the capital or profits of the Company.

            (e) Custody of the LLC Unit Certificates. Unless otherwise agreed to in writing by the Company, until the settlement date of the first Underwritten Public Offering after the date hereof, each Member shall maintain such Member's LLC Unit certificates in custody, pursuant to the Bailment Agreement, dated as of the date hereof, between the Company, as bailee thereunder, Fund IV, the CERA Principals and GS LP, substantially in the form of Exhibit B attached hereto, the terms of which (including any amendments and supplements to such agreement adopted in accordance with the terms thereof) are hereby acknowledged and agreed to by, and shall be binding upon, each Member.

            (f) Distributions Following Transfers. The Company shall, from the effective date of any Transfer permitted under this Section 13.1, thereafter pay all further distributions on account of the LLC Units (or part thereof) so transferred to the transferee of such LLC Units (or part thereof). Any Transfer of LLC Units in violation of this Section 13.1 shall be null and void ab initio, and the Company shall not register, recognize or give effect to any such Transfer, nor shall the intended transferee acquire any rights in such LLC Units for any purposes of this Agreement. All Transfers permitted hereunder are subject to Section 13.7.

            (g) Transfers Involving MGI or CERA. The Transfer restrictions set forth in Sections 13.1(a) and (b) shall not apply to transfers by MGI or CERA Inc. to any Person to whom MGI or CERA Inc., as the case may be, may be obligated to Transfer LLC Units pursuant to any agreement existing on the date hereof, the Merger and Exchange Agreement (including the exhibits thereto), any of the agreements entered into in connection with the transactions contemplated thereby, or as contemplated by this Agreement, including (but not limited to) the following types of Transfers: the grant of LLC Units to the CERA Management Members, the transfer of the Contingent LLC Units to the CERA Management Members, the transfer of LLC Units in connection with the exercise of Existing MGI Options, MGI/CERA Additional Options or any other options granted pursuant to an LLC Unit Subscription Agreement and transfers to Restricted Holders in connection with the purchase by MGI or CERA Inc., as the case may be, of LLC Units pursuant to any LLC Unit Subscription Agreement.

            13.2. Participation Rights. So long as any Registrable Securities remain outstanding and a Public Market has not been established with respect to the LLC Units, no Restricted Holder, no Existing CERA Trust and no Permitted Transferee of any Restricted Holder or any such trust shall make any sale or transfer of LLC Units owned by such Member, trust or Permitted Transferee which would constitute a Qualifying Sale, except pursuant to Section 13.4 or the following provisions of this Section 13.2:

            (a) Procedures for Qualifying Sales. At least 30 days prior to making any Qualifying Sale, the applicable Restricted Holder, Existing CERA Trust and/or such Restricted Holder's or such trust's Permitted Transferee will send a written notice (the "Sale Notice") to the Company and the other holders of Registrable Securities. The Sale Notice will disclose the identity of the prospective transferee and the material terms and conditions of the proposed Qualifying Sale, including the number of LLC Units that the prospective transferee is willing to purchase and the intended consummation date of such Qualifying Sale. The Restricted Holder, each of such Restricted Holder's Existing CERA Trusts and each of such Restricted Holder's and such trusts' Permitted Transferees that owns any LLC Units agrees not to consummate any Qualifying Sale until at least 30 days after the related Sale Notice has been sent to each holder of Registrable Securities, unless the Restricted Holder, Existing CERA Trust or such Restricted Holder's and/or such trust's Permitted Transferee, as the case may be, shall have received a notice from each holder of Registrable Securities indicating whether or not such holder has elected to participate in such Qualifying Sale and the number of LLC Units to be sold by each such holder so electing to participate has been finally determined pursuant hereto prior to the expiration of such 30-day period. Each holder of Registrable Securities may elect to participate in the contemplated Qualifying Sale by giving written notice to the applicable Restricted Holder, Existing CERA Trust and/or such Restricted Holder's or such trust's Permitted Transferee and the Company within 30 days after such Restricted Holder, Existing CERA Trust or such Restricted Holder's and/or such trust's Permitted Transferee, as the case may be, has sent the related Sale Notice to such holder. If a holder of Registrable Securities elects to participate, such holder will be entitled to sell in the contem-


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

plated Qualifying Sale, at the same price and on the same terms and conditions as set forth in the related Sale Notice, an amount of Registrable Securities equal to the product of (i) the quotient determined by dividing (A) the percentage of Registrable Securities then held by such holder of Registrable Securities so electing to participate by (B) the aggregate percentage of Registrable Securities represented by the Registrable Securities then held by the selling Restricted Holder, such Restricted Holder's Existing CERA Trusts and such Restricted Holder's and such trusts' Permitted Transferees and all holders of Registrable Securities so electing to participate (in each case under this clause (i) on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by the selling Restricted Holder, such Existing CERA Trusts, such Permitted Transferees or the holders of Registrable Securities so electing to participate, as applicable) and (ii) the number of Registrable Securities such transferee has agreed to purchase in the contemplated sale (or in the case of a "Qualifying Sale" within the meaning of clause (ii) of Section 13.2(b), the Excess Number of shares which such transferee has agreed to purchase). If such right to participate in a Qualifying Sale shall not have been exercised prior to the expiration of the 30-day period, then at any time during the 90 days following the expiration of the 30- day period, subject to extension for not more than an additional 90 days to the extent reasonably required to comply with Applicable Laws in connection with such purchase, the Restricted Holder, such Restricted Holder's Existing CERA Trusts and such Restricted Holder's and such trusts' Permitted Transferees, as applicable, may sell to the prospective transferee the number of LLC Units and at the price and on the terms and conditions indicated in the Sale Notice. Upon request of the Restricted Holder, Existing CERA Trust or such Restricted Holder's and/or such trust's Permitted Transferee, as the case may be, in connection with any contemplated Sale Notice, the Company will provide the Restricted Holder, Existing CERA Trust or such Restricted Holder's and/or such trust's Permitted Transferee, as the case may be, with a current list of holders of Registrable Securities and their addresses.

            (b) Qualifying Sale Defined. The term "Qualifying Sale" shall mean
(i) any sale or transfer of LLC Units proposed to be made by a Restricted Holder, or any of such Restricted Holder's Existing CERA Trusts or such Restricted Holder's or such trust's Permitted Transferees, pursuant to Section 13.1(b)(vi) or 13.1(b)(vii) (other than any sales or transfers to other Restricted Holders pursuant to Section 13.3 following compliance with the right of first offer procedures set forth in Section 13.3), at any time after the Restricted Holder and/or such Restricted Holder's Existing CERA Trusts or such Restricted Holder's or such trust's Permitted Transferees have sold or transferred pursuant to Section 13.1(b)(vi) or 13.1(b)(vii) in the aggregate 5% of the LLC Units owned by such Restricted Holder and such Restricted Holder's Existing CERA Trusts, if any, at the time of the Closing and any LLC Units acquired by such


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

Restricted Holder, such Existing CERA Trust or any of such Restricted Holder's or such trust's Permitted Transferees thereafter (the "Qualifying Number") or
(ii) in the event that prior to the sale or transfer by such Restricted Holder, such Existing CERA Trust and/or such Permitted Transferees of an aggregate of the Qualifying Number of LLC Units, the Restricted Holder, such Existing CERA Trust or any of such Restricted Holder's or such trust's Permitted Transferees proposes to sell or transfer pursuant to Section 13.1(b)(vi) or 13.1(b)(vii) a number of LLC Units which when combined with any prior such sales or transfers of LLC Units by such Restricted Holder, such Existing CERA Trust and/or such Permitted Transferees exceeds the Qualifying Number, the sale or transfer pursuant to Section 13.1(b)(vi) or 13.1(b)(vii) of a number of LLC Units (the "Excess Number") equal to the excess of (A) the sum of any LLC Units previously so sold or transferred by such Restricted Holder, such Existing CERA Trust and/or such Restricted Holder's or such trust's Permitted Transferees and the aggregate number of LLC Units proposed to be sold or transferred in such contemplated sale, over (B) the Qualifying Number of LLC Units. In determining whether there is a "Qualifying Sale," equitable adjustments shall be made to reflect any LLC Unit split or combination, distribution of LLC Units, recapitalization or similar transaction.

            (c) Exclusion from Qualifying Sale. The obligations of a Restricted Holder, an Existing CERA Trust and such Restricted Holder's and such trust's Permitted Transferees and the rights of the holders of Registrable Securities pursuant to this Section 13.2 will not apply to any sale or transfer by the Restricted Holder, an Existing CERA Trust or any such Permitted Transferee pursuant to a distribution and/or sale to the public (whether pursuant to a registered Public Offering, Rule 144, broker's transactions or otherwise (but not pursuant to Rule 144A under the Securities Act or any successor provision)). Any LLC Units referred to, or covered by any sale or transfer referred to, in the preceding sentence shall not be included in the computation of "Qualifying Sale."

            Section 13.3. First Offer Rights. In the event that any Member (such Member, an "Offering Member") shall determine to offer to sell or to sell, prior to the settlement date of the first Underwritten Public Offering after the date hereof, for cash pursuant to Section 13.1(b)(vi) LLC Units owned by such Offering Member (the "First Offer LLC Units"):

            (a) Offer Required. The Offering Member shall make an offer (the "Member Offer") of the First Offer LLC Units, in accordance with this Section 13.3, to the Company (or to MGI or CERA Inc., as applicable, if the Company shall have assigned its right to accept the applicable Member Offer to MGI or CERA Inc.) and (if applicable) each Restricted Holder (other than the Offering Member if the Offering Member is a Restricted Holder).


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

            (b) First Offer Rights; Procedures. If the Offering Member is required to make a Member Offer pursuant to this Section 13.3, the Offering Member shall deliver to the Company a written notice (a "Member Offering Notice") setting forth the number of LLC Units to be offered or sold, the proposed date of offer or sale (which shall be not less than 70 days after the date of delivery of the Member Offering Notice), and the terms and conditions of the proposed offer or sale. The Member Offering Notice shall include an offer to sell the First Offer LLC Units at the price and on the terms and conditions as set forth in the Member Offering Notice, which offer by its terms shall remain open for a period of 60 days from the date of the Company's receipt of the Member Offering Notice. The Company may assign to MGI or CERA Inc. its right to accept any Member Offer by delivery of written notice of such assignment to the Offering Member and MGI or CERA Inc., as applicable, at any time prior to the 21st day after the delivery of the Member Offering Notice to the Company. In the event of any such assignment, each reference to the Company in this Section 13.3(b) shall be deemed to refer to MGI or CERA Inc., as the case may be, unless the context otherwise requires. Prior to the 21st day after the delivery of the Member Offering Notice to the Company, the Company may accept the offer of First Offer LLC Units in whole or in part by delivering to the Offering Member a written notice of acceptance setting forth the number of First Offer LLC Units which the Company shall elect to purchase. If the Company does not elect to purchase all of the First Offer LLC Units included in the Member Offer, the Company shall forward the Member Offering Notice to each Restricted Holder, together with written notice of the number of First Offer LLC Units the Company shall have elected not to purchase (the "Remaining LLC Units"). In accordance with the procedures set forth in this Section 13.3 and for a second successive period of 20 days, each such Restricted Holder shall have the right to elect to purchase such Restricted Holder's pro rata portion (determined as of the date of the Member Offering Notice and on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by the applicable Restricted Holder, and including any LLC Units held by such Restricted Holder's CERA Trusts) of the Remaining LLC Units by delivering written notice to the Company setting forth the number of the Remaining LLC Units such Restricted Holder has so elected to purchase. If such Restricted Holders in the aggregate do not elect to purchase all of the Remaining LLC Units, then the Company shall send a written notice to each Restricted Holder who had elected to purchase all of such Restricted Holder's pro rata portion of the Remaining LLC Units during such 20-day period, which notice shall state the number of Remaining LLC Units as to which elections have not been made, and for a third successive period of 20 days (the "Third Round"), each such Restricted Holder shall have the right to purchase additional Remaining LLC Units, in an amount equal to either (i) the product of (x) the number of such Remaining LLC Units in respect of


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

which offers to purchase had not been accepted in the prior offering period and
(y) a fraction, the numerator of which shall be the number of LLC Units held by such Restricted Holder (on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by such Restricted Holder, and including any LLC Units held by such Restricted Holder's CERA Trusts) as of the date of the Member Offering Notice and the denominator of which shall be the aggregate number of LLC Units then held by each Restricted Holder that had subscribed for all of the Remaining LLC Units offered to such Restricted Holder in the prior offering period (on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable and held by any such Restricted Holder, and including any LLC Units held by such Restricted Holder's CERA Trusts) or (ii) such other amount as shall be agreed upon by all such Restricted Holders. Upon expiration of the Third Round in accordance with the procedures set forth above, (x) if the Company and the Restricted Holders in the aggregate have not accepted the Member Offer with respect to all of the First Offer LLC Units, the Offering Member may proceed with the proposed offer and sale of, and sell, all of the First Offer LLC Units (and the Company and the Restricted Holders shall not be entitled to purchase any of the First Offer LLC Units), at a price equal to no less than 90% of the price set forth in the Member Offering Notice and on other terms and conditions substantially the same as those set forth in the Member Offering Notice, at any time during a period of 30 days after the last day of the Third Round or (y) if the Company and the Restricted Holders in the aggregate have accepted the Member Offer with respect to all of the First Offer LLC Units, the Company and (as applicable) such Restricted Holders shall purchase from the Offering Member, and the Offering Member shall sell to the Company and (as applicable) such Restricted Holders, the First Offer LLC Units, on the terms and conditions specified in the Member Offering Notice; provided that any Restricted Holder may revoke such Restricted Holder's acceptance of any Member Offering Notice by written notice to the Company and the Offering Member at any time within 20 days following delivery of such Restricted Holder's initial acceptance thereof if such Restricted Holder is unable to secure financing for such purchase in an amount and on such terms and conditions as are reasonably acceptable to such Restricted Holder, in which event the LLC Units covered by such revoked acceptance shall thereupon be deemed Remaining LLC Units and reoffered, for a period of 14 days, to each other Restricted Holder that elected to purchase all of the Remaining LLC Units offered to such Restricted Holder in any offering period, with such reoffering to be conducted as if such LLC Units were Remaining LLC Units subject to a Third Round offering, as provided above.

            Section 13.4. Take-Along Rights. (a) Take-Along Notice. Subject to the prior application of the provisions of Section 13.3, if the holders of more than 50% (a "Controlling Group") of the LLC Units (including LLC Units issuable upon exercise


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of then exercisable options to purchase LLC Units and such number of Contingent
LLC Units as the Board shall determine would be issuable immediately prior to the Section 13.4 Closing (as defined below) pursuant to Sections 1.3, 1.4, 1.5 and 1.6 of the Merger and Exchange Agreement based upon the CERA CAGR (as such term is defined in the Merger and Exchange Agreement) as of the most recent available date prior to such determination), acting jointly, intend to effect a sale of all of their LLC Units (including such Contingent LLC Units and, if applicable, their Contingent Options) to an unaffiliated third party (a "100% Buyer") and elect to exercise their rights under this Section 13.4, such Controlling Group shall deliver written notice (a "Take-Along Notice") to the Company and the other Members (collectively, the "Other LLC Unitholders"), which notice shall (a) state (i) that the Controlling Group wishes to exercise its rights under this Section 13.4 with respect to such transfer, (ii) the name and address of the 100% Buyer, (iii) the per LLC Unit amount and form of consideration the Controlling Group proposes to receive for its LLC Units and
(iv) drafts of purchase and sale documentation setting forth the terms and conditions of payment of such consideration and all other material terms and conditions of such transfer (the "Draft Sale Agreement"), (b) contain an offer (the "Take-Along Offer") by the 100% Buyer to purchase from the Other LLC Unitholders all of their LLC Units, Contingent LLC Units and, if applicable, their Contingent Options, on and subject to the same price, terms and conditions offered to the Controlling Group and (c) state the anticipated time and place of the closing of such transfer (a "Section 13.4 Closing"), which (subject to such terms and conditions) shall occur not fewer than five days nor more than 90 days after the date such Take-Along Notice is delivered, provided that if such
Section 13.4 Closing shall not occur prior to the expiration of such 90-day period, the Controlling Group shall be entitled to deliver another Take-Along Notice with respect to such Take-Along Offer. Upon request of a Controlling Group, the Company shall provide the Controlling Group with a current list of the names and addresses of the Other LLC Unitholders.

            (b) Conditions to Take-Along. Upon delivery of a Take-Along Notice, each of the Other LLC Unitholders shall have the obligation to transfer all of such LLC Unitholder's LLC Units and Contingent LLC Units and, if applicable, such LLC Unitholder's Contingent Options pursuant to the Take-Along Offer, as such offer may be modified from time to time, provided that the Controlling Group transfers all of its LLC Units and Contingent LLC Units and, if applicable, its Contingent Options to the 100% Buyer at the Section 13.4 Closing and that all LLC Units held by the Controlling Group and the Other LLC Unitholders are sold to the 100% Buyer at the same price, and on the same terms and conditions. In the event that any such Other LLC Unitholder shall determine that the transfer of such LLC Unitholder's LLC Units, Contingent LLC Units or Contingent Options to the 100% Buyer would constitute a prohibited transaction under ERISA or the Code, such Other LLC Unitholder shall use


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reasonable best efforts to structure the transfer in a manner that would not constitute a non-exempt prohibited transaction, including requesting an individual exemption from the Department of Labor with respect to such transfer and any other reasonable action. Within 10 days of receipt of the Take-Along Notice, each of the Other LLC Unitholders shall (i) deliver or cause to be delivered to the member or an Affiliate of the member of the Controlling Group designated in the Take-Along Notice (the "Custodian") certificates representing such Other LLC Unitholder's LLC Units, duly endorsed for transfer or accompanied by duly executed instruments of transfer, and/or such agreements or other instruments as shall be requested by the 100% Buyer to effect the transfer of the Contingent LLC Units, and (ii) execute and deliver to the Custodian a power of attorney and a letter of transmittal and custody agreement in favor of the Custodian, and in form and substance reasonably satisfactory to the Controlling Group, appointing the Custodian as the true and lawful attorney-in-fact and custodian for such Other LLC Unitholder, with full power of substitution, and authorizing the Custodian to execute and deliver a purchase and sale agreement substantially in the form of the Draft Sale Agreement and to take such actions as the Custodian may deem necessary or appropriate to effect the sale and transfer of the LLC Units to the 100% Buyer, upon receipt of the purchase price therefor set forth in the Take-Along Notice at the Section 13.4 Closing, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature, together with all other documents delivered with such Notice and required to be executed in connection with the sale thereof pursuant to the Take-Along Offer. The Custodian shall hold such LLC Units and other documents in trust for such Other LLC Unitholder pending completion or abandonment of such sale. If, within 90 days after the Controlling Group delivers the Take-Along Notice, the Controlling Group has not completed the sale of all of the LLC Units owned by the Controlling Group and the Other LLC Unitholders to the 100% Buyer and another Take- Along Notice with respect to such Take-Along Offer has not been sent to the Other LLC Unitholders, the Custodian shall return to each Other LLC Unitholder all certificates representing the LLC Units and all other documents that such Other LLC Unitholder delivered in connection with such sale. The Controlling Group shall be permitted to send only two Take-Along Notices with respect to any one Take-Along Offer. Promptly after the Section 13.4 Closing, the Custodian shall give notice thereof to the Other LLC Unitholders, shall remit to each of the Other LLC Unitholders the total consideration for the LLC Units of such Other LLC Unitholders sold pursuant thereto, and shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may reasonably be requested by any of the Other LLC Unitholders.

            (c) Remedies. Each of the Other LLC Unitholders acknowledges that the Controlling Group would be irreparably damaged in the event of a breach or a


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threatened breach by such Other LLC Unitholder of any of such LLC Unitholder's obligations under this Section 13.4 and each of the Other LLC Unitholders agrees that, in the event of a breach or a threatened breach by such Other LLC Unitholder of any such obligation, the Controlling Group shall, in addition to any other rights and remedies available to it in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting it specific performance by such Other LLC Unitholder of such LLC Unitholder's obligations under this Section 13.4. In the event that the Controlling Group shall file suit to enforce the covenants contained in this Section 13.4 (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which such party may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorneys' fees and expenses. In the event that, following a breach by any Other LLC Unitholder of the provisions of this Section 13.4, the Controlling Group does not obtain an injunction granting it specific performance of such LLC Unitholder's obligations under this Section 13.4 in connection with any proposed sale prior to the time the Controlling Group completes the sale of its LLC Units or the Controlling Group, in its sole discretion, abandons such sale, then the Company shall have the option to purchase the LLC Units from such Other LLC Unitholder at a purchase price per LLC Unit equal to the price per LLC Unit at which such LLC Units were originally purchased from the Company or, if such LLC Units were obtained by such Other LLC Unitholder pursuant to the Transactions, equal to the amount of such Other LLC Unitholder's deemed capital contribution per LLC Unit pursuant to Section 8.2.

            Section 13.5. Members' Rights to Purchase Additional LLC Units. (a) Restricted Holder Sale. If at any time after the date of this Agreement and prior to the establishment of a Public Market with respect to the LLC Units, the Company shall propose to issue or sell any additional LLC Units to any Restricted Holder or any Affiliate (other than such officers or employees of or consultants to the Company or any of its Subsidiaries who are not Restricted Holders) of any Restricted Holder (a "Restricted Holder Sale"), the Company shall offer to each holder of Registrable Securities that is an accredited investor (as such term is defined in Rule 501 of Regulation D under the Securities Act) the right to purchase that number of additional LLC Units, on the same terms and conditions as the proposed Restricted Holder Sale, such that such holder would have the opportunity to hold the same percentage of LLC Units (on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable) after giving effect to the Restricted Holder Sale, as such holder held immediately prior thereto (an "Offer"). Notwithstanding the foregoing, none of the following transactions shall constitute a Restricted Holder Sale: the issuance by the Company of (x) any Contingent LLC Units or (y) any LLC Units (A) pursuant to the Transactions, (B) in connection with the transfer to the CERA


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Management Members promptly following the date hereof as described in the tenth recital hereof, (C) in exchange for Voting LLC Units, (D) upon conversion of Non-Voting LLC Units pursuant to Section 8.7 hereof, (E) upon or in connection with exercise of Existing MGI Options or MGI/CERA Additional Options, (F) upon or in connection with exercise of options granted pursuant to an LLC Unit Subscription Agreement or (G) upon exercise of the CERA Contingent Options or the GS Contingent Options.

            (b) Offer Procedures. The Company shall make an Offer by delivering to each holder of Registrable Securities at least 30 Business Days' prior written notice of the proposed Restricted Holder Sale. Such notice will identify the class and number of LLC Units (the "Offered Securities"), the proposed date of issuance and the price and other terms of the issuance. Such notice will also include an offer to sell to each such holder that number of the Offered Securities such that such holder would have the opportunity to hold the same percentage of LLC Units (on a partially diluted basis taking into account only such options to purchase LLC Units as are then exercisable) after giving effect to the Restricted Holder Sale, as such holder held immediately prior thereto (such holder's "Proportionate Share"), at the same price and on the same other terms as are proposed for such Restricted Holder Sale, which offer by its terms shall remain open for a period of 15 Business Days from the date of receipt of such notice, provided that in the event that the Offered Securities are Non-Voting LLC Units, any holder not required by law to hold non-voting securities of the Company may purchase such holder's Proportionate Share in shares of Voting LLC Units. Each such holder shall give notice to the Company of such holder's intention to accept an Offer prior to the end of the 15-Business Day period of such Offer, setting forth such portion of the Offered Securities which such holder elects to purchase. If any holder fails to subscribe in full for such holder's Proportionate Share of the Offered Securities, the other subscribing holders shall be entitled to purchase such Offered Securities as are not subscribed for by such holder in such proportion of the Offered Securities as they shall have theretofore agreed to purchase until there are no unmet demands of subscribing holders or all Offered Securities shall have been subscribed for. The Company shall notify each holder five (5) Business Days following the expiration of the 15-Business Day period described above of the amount of Offered Securities which each such holder may purchase pursuant to the foregoing sentence, and each such holder shall then have 10 Business Days from the delivery of such notice to indicate such additional amount, if any, that such holder wishes to purchase. Upon the closing of the Restricted Holder Sale as to which the Company has given notice, such holder shall purchase from the Company, and the Company shall sell to such holders, the Offered Securities subscribed for by such holders on the terms specified in the Offer, which shall be the same terms at which all other Persons acquire such securities in connection with such sale or issuance. In the event that


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

such holders do not subscribe for all of the Offered Securities, the Company shall have 30 Business Days from the end of the foregoing 15-Business Day or 30-Business Day period, whichever is applicable, to sell all or any part of such Offered Securities as to which such holders have not accepted an Offer to any other Persons, in all material respects on terms and conditions that are no more favorable to such other Persons or less favorable to the Company than those set forth in the Offer. Any Offered Securities not purchased by such holders or other Persons in accordance with this Section 13.5 may not be sold or otherwise disposed of by the Company until they are again offered to such holders under the procedures specified in this Section 13.5.

            Section 13.6. Registration Rights. (a) The Members shall have the registration rights set forth in Schedule C hereto.

            (b) In the event of a determination by the Company, made in accordance with the provisions of this Agreement, to cause (i) a Transfer of all or substantially all of (x) the assets of the Company or (y) the LLC Units to a newly organized stock corporation or other business entity ("Newco"), (ii) a merger of the Company into a Newco by merger or consolidation as provided under section 18-209 of the Delaware Act or otherwise or (iii) any other restructuring of the LLC Units, in any case in anticipation of a Public Offering, each Member shall take such steps to effect such Transfer, merger, consolidation or other restructuring as may be requested by the Company, including, without limitation, Transferring such Member's LLC Units to Newco in exchange for capital stock of Newco; provided that no Member shall be required to take any action or omit to take any action to the extent such action or omission violates Applicable Law. In addition or alternatively, subject to Section 7.1, the terms and provisions of this Agreement may be amended at any time by the Company to permit the Company to register LLC Units under the Securities Act, which amendments may include, without limitation, any changes in form and structure as may be deemed by the Company to be necessary, convenient, desirable or incidental to facilitate the public offering of LLC Units and may cause, among other things, the Company or its successor to be taxed as a corporation.

            Section 13.7. Substitute Members. In the event any Member Transfers such Member's LLC Units in compliance with the other provisions of this Article XIII, the transferee thereof shall become a Substitute Member of the Company only upon satisfaction of the following:

            (a) such Member and such transferee shall execute such instruments as the Board or any Officer deems reasonably necessary or desirable to effect such substitution;


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

            (b) the transferee of such Member's LLC Units accepts and agrees in writing to be bound by all of the terms and provisions of this Agreement; and

            (c) the transferee of such Member's LLC Units accepts and agrees in writing to provide the Company with such information, including its employer identification number or social security number, as applicable, and the amount paid for the LLC Units, as the Company may in its discretion request from time to time.

The Board in its sole discretion may agree to waive any or all of the conditions set forth in subparagraphs (a) through (c) of this Section 13.7.

            Section 13.8. Release of Liability. In the event any Member shall sell or otherwise dispose of (other than by a pledge or collateral assignment) all the LLC Units which such Member owns, in compliance with the provisions of this Agreement without retaining any interest therein, then the selling Member shall cease to be a Member, and shall be relieved of any further liability arising hereunder for events occurring from and after the date of such Transfer.

                                   ARTICLE XIV

                    DISSOLUTION, LIQUIDATION AND TERMINATION

            Section 14.1. Dissolving Events. The Company shall be dissolved in the manner hereinafter provided upon the happening of any of the following events:

            (a) the Board and the Members shall vote or agree in writing to dissolve the Company pursuant to Section 5.1(b)(iv) or 4.4(f), as applicable; or

            (b) any event which under Applicable Law would cause the dissolution of the Company, provided that, unless required by law, the Company shall not be wound up as a result of any such event and the business of the Company shall be continued.

Notwithstanding the foregoing, the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company under the Delaware Act shall not, in and of itself, cause the dissolution of the Company. In such event, the remaining Member(s) shall continue the business of the Company without dissolution.


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            Section 14.2. Dissolution and Winding-Up. Upon the dissolution of the Company, the assets of the Company shall be liquidated or distributed under the direction of and to the extent determined by the Board and the business of the Company wound up, provided that this Agreement shall remain in full force and effect, notwithstanding any prior dissolution of the Company, until termination of the Company in accordance with Section 14.3. Within a reasonable time after the effective date of dissolution of the Company, the Company's assets shall be distributed in the following manner and order:

            (a) to all creditors of the Company, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company, including any amounts the Company may owe under the indemnity provided in Section
      11.4 hereof (whether by payment or the making of reasonable provision for payment thereof); and

            (b) with respect to any remaining proceeds, to make distributions to the Members in accordance with Section 9.2;

provided that no payment or distribution in any of the foregoing categories shall be made until all obligations in each prior category shall have been satisfied in full, and provided, further, that if the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payments shall be made to the Persons within such categories entitled to receive the same pro rata in accordance with the respective amounts due to them.

            Section 14.3. Termination. The Company shall terminate when the winding up of the Company's affairs has been completed, all of the assets of the Company have been distributed and the Certificate has been canceled, all in accordance with the Delaware Act.

            Section 14.4. Claims of the Members. The Members and former Members shall look solely to the Company's assets for the return of their capital contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such capital contributions, the Members and former Members shall not be entitled to have such capital contributions returned to them and shall have no recourse against the Company or any other Member.

                                   ARTICLE XV

                                  MISCELLANEOUS

            Section 15.1. Notices. All notices, demands and other communications made in connection with this Agreement shall be in writing. Any notice or other communication in connection herewith shall be deemed duly given to any party (a) three Business Days after it is sent by express, registered or certified mail, return receipt requested, postage prepaid or (b) two Business Days after it is sent by overnight courier guaranteeing next day delivery, in each case, to the address of such party set forth in the Membership Register in the case of any Member or as set forth below in the case of the Company, or to such other address as such party may have designated to the Company in writing, and:

            (a)  if given to the Company, at the address set forth below:

                  Global Decisions Group LLC
                  20 University Road
                  Cambridge, Massachusetts  02138
                  Facsimile:
                  Telephone:
                  Attention:

      or at such other address or addresses where the Company's principal office may be located. Copies of any notice or other communication given under the Agreement shall also be given to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue
                  New York, New York  10152
                  Facsimile:  (212) 407-5252
                  Telephone:  (212) 407-5200
                  Attention:  Donald J. Gogel

                  Brera Capital Partners, LLC
                  590 Madison Avenue, 18th Floor
                  New York, New York  10022
                  Facsimile:  (212) 835-1399
                  Telephone:  (212) 835-1350
                  Attention:  Alberto Cribiore

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022
                  Facsimile:  (212) 909-6836
                  Telephone:  (212) 909-6000
                  Attention:  Steven R. Gross, Esq.

            (b) if given to any CERA Stockholder or CERA Trust, to such Person at the address set forth in the Membership Register, with copies to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts  02109
                  Telecopy:  (617) 526-5000
                  Telephone:  (617) 526-6000
                  Attention:  Paul P. Brountas, Esq.; and

            (c) if given to any other Member, at the address set forth for such Member in the Membership Register or at such other address as such Member may hereafter designate by written notice to the Company.

Any party may give any notice or other communication in connection herewith using any other means (including, but not limited to, personal delivery, messenger service, facsimile, telex or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

            Section 15.2. Legend on LLC Unit Certificates. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing LLC Units that are issued on the date hereof or granted to the CERA Management Members on the day following the date hereof is subject to this Agreement and shall bear the following legend:

            "THE LLC UNITS REPRESENTED HEREBY ARE ENTITLED TO THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS, AND ARE SUBJECT TO THE TRANSFER RESTRICTIONS, HOLDBACK AND OTHER PROVISIONS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF ______ __, 1997, AS SUCH AGREEMENT MAY BE AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME (THE "LLC AGREEMENT"), AND NEITHER THIS CERTIFICATE NOR THE LLC UNITS REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH LLC AGREEMENT, A COPY OF WHICH AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY."

            Each certificate representing LLC Units that are issued subsequent to the date hereof (other than the Contingent LLC Units and LLC Units issued upon exercise of the Contingent Options) shall bear a legend substantially to the following effect in place of the legend set forth above:

            "THE LLC UNITS REPRESENTED HEREBY ARE ENTITLED TO THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS, AND ARE SUBJECT TO THE TRANSFER RESTRICTIONS, HOLDBACK AND OTHER PROVISIONS OF A [MANAGEMENT] LLC UNIT [SUBSCRIPTION] [GRANT] AGREEMENT, DATED AS OF ______ __, ___, AS THE SAME MAY BE AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME (THE "[SUBSCRIPTION] [GRANT] AGREEMENT"), AND THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF ______ __, 1997, AS SUCH AGREEMENT MAY BE AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME (THE "LLC AGREEMENT"), AND NEITHER THIS CERTIFICATE NOR THE LLC UNITS REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT AND LLC AGREEMENT, COPIES OF WHICH AGREEMENTS ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

            "THE LLC UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

            AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
            (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT, OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM."

Any LLC Unit certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon the completion of a public distribution of securities of the Company represented thereby or otherwise if the holder of the LLC Units represented by such certificate shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, that the Securities Act permits such certificate to be issued without such legend or with a legend modified as set forth in such opinion) shall also bear such legend. The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Members and all subsequent holders of LLC Units who acquired the same directly or indirectly from a Member to the extent set forth herein. The Company agrees that it will not transfer on its books any certificate representing LLC Units in violation of the provisions of this Agreement.

            In the event of any merger, consolidation, reorganization, exchange of securities, recapitalization, liquidation or similar transaction where the LLC Units are converted into or exchanged for other securities, all references in this Agreement (including the Schedules hereto) to LLC Units shall be deemed to refer to such securities into which the LLC Units shall have been converted or for which the LLC Units shall have been exchanged.

            Section 15.3. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

            Section 15.4. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

            Section 15.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

            Section 15.6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

            Section 15.7. Term of Certain Provisions. In the event of a termination of this Agreement pursuant to a Conversion Transaction, the provisions of Sections 13.1 through 13.6 (including Schedule C hereto), other than Section 13.1(d), shall continue in full force and effect until the occurrence of a Fundamental Transaction or until such provisions shall have terminated or ceased to have any further force or effect in accordance with their terms, provided that upon the occurrence of the first Underwritten Public Offering after the date hereof, the provisions of Sections 13.3 and 13.4 shall terminate but the provisions of Section 13.1, 13.2, 13.5 and 13.6 (including Schedule C hereto) shall continue in full force and effect until such provisions shall have terminated or ceased to have any further force or effect in accordance with their terms.

            Section 15.8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the other Members and their respective successors and permitted assigns.

            Section 15.9. No Third-Party Beneficiaries. Except as provided in
Section 11.4 with respect to indemnification of directors, officers, employees or agents, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

            Section 15.10. Consent to Jurisdiction. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATES OF NEW YORK AND DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE, CITY AND COUNTY OF NEW YORK OR IN THE DISTRICT OF DELAWARE, AS APPLICABLE, SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND HEREBY AND THEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE, DELAWARE STATE OR FEDERAL COURT. THE PARTIES HERETO HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 15.1, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. ss. 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AGREES, TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY'S AGENT FOR ACCEPTANCE OF LEGAL PROCESS.

            Section 15.11. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH

PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.11.

            Section 15.12. Severability. If any provision of this Agreement is in operative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever, so long as this Agreement, taken as a whole, still expresses the material intent of the parties hereto. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                        MEMBERS:

                        THE CLAYTON & DUBILIER PRIVATE
                          EQUITY FUND IV LIMITED PARTNERSHIP

                        By:   Clayton & Dubilier Associates IV
                                Limited Partnership,
                                the General Partner


                              By:
                                 ----------------------------
                                  a general partner


                        -----------------------------
                        Daniel H. Yergin


                        -----------------------------
                        Joseph A. Stanislaw


                        -----------------------------
                        James P. Rosenfield


                        -----------------------------
                        Jamie W. Katz, as Trustee for the James P.
                        Rosenfield Irrevocable Gift Trust


                        -----------------------------
                        Augusta McC. P. Stanislaw, as Trustee for the Joseph A. Stanislaw 1994 Trust for
                        Louis Joseph Perkins Stanislaw

                        -----------------------------
                        Augusta McC. P. Stanislaw, as Trustee for the Joseph A. Stanislaw 1994 Trust for
                        Katrina Augusta Perkins Stanislaw


                        -----------------------------
                        Augusta McC. P. Stanislaw, as Trustee for the Joseph A. Stanislaw 1994 Trust for
                        Henry Winslow Perkins Stanislaw


                        -----------------------------
                        I.C. Bupp


                        -----------------------------
                        Stephen C. Aldrich


                        THE GOLDMAN SACHS GROUP, L.P.

                        By:   The Goldman Sachs Corporation,
                              as general partner of The Goldman
                              Sachs Group, L.P.


                        By:
                           ---------------------------------
                             Name:
                             Title:

                        WITHDRAWING MEMBERS:


                        MCM GROUP, INC.


                        By:
                           ---------------------------------
                             Name:
                             Title:


                        MCCARTHY, CRISANTI & MAFFEI, INC.


                        By:
                           ---------------------------------
                             Name:
                             Title:

                                     Schedule A

-------------------------------------------------------------------------------------------------------------
MEMBERS
-------------------------------------------------------------------------------------------------------------
           Name                         Mailing Address          Number of LLC       Value of Property Deemed
                                                                Units Issued to      to Have Been Contributed
                                                                    Member                  to Company
-------------------------------------------------------------------------------------------------------------
The Clayton & Dubilier Private        270 Greenwich Avenue
Equity Fund IV Limited                Greenwich, Connecticut
Partnership                           06830
-------------------------------------------------------------------------------------------------------------
Daniel H. Yergin
-------------------------------------------------------------------------------------------------------------
Joseph A. Stanislaw
-------------------------------------------------------------------------------------------------------------
James P. Rosenfield
-------------------------------------------------------------------------------------------------------------
Jamie W. Katz, as Trustee for the
James P. Rosenfield Irrevocable
Gift Trust
-------------------------------------------------------------------------------------------------------------
Augusta McC. P. Stanislaw, as
Trustee for the Joseph A. Stanislaw
1994 Trust for Louis Joseph
Perkins Stanislaw
-------------------------------------------------------------------------------------------------------------
Augusta McC. P. Stanislaw, as
Trustee for the Joseph A. Stanislaw
1994 Trust for Katrina Augusta
Perkins Stanislaw
-------------------------------------------------------------------------------------------------------------
Augusta McC. P. Stanislaw, as
Trustee for the Joseph A. Stanislaw
1994 Trust for Henry Winslow
Perkins Stanislaw
-------------------------------------------------------------------------------------------------------------
I.C. Bupp
-------------------------------------------------------------------------------------------------------------
Stephen C. Aldrich
-------------------------------------------------------------------------------------------------------------
The Goldman Sachs Group, L.P.         c/o Goldman, Sachs & Co.
                                      85 Broad Street
                                      New York, New York 10004
-------------------------------------------------------------------------------------------------------------
[Former stockholders of MGI to be
listed]
-------------------------------------------------------------------------------------------------------------
CERA Management Members: [To                                                               [N/A]
Come]
-------------------------------------------------------------------------------------------------------------

                                   SCHEDULE B

The initial Book Values of the CERA Common Stock, the portion of the GS Partnership Interest contributed to the Company and the MGI Common Stock shall be equal to the respective number of LLC Units received in exchange therefor pursuant to the Merger and Exchange Agreement on the Closing Date (not including any Contingent LLC Units), multiplied by the value per LLC Unit as of the Closing Date set forth in (or agreed upon pursuant to the provisions of) Section
1.8 of the Merger and Exchange Agreement.

In the event that the CERA CAGR (as such term is defined in the Merger and Exchange Agreement) shall be equal to or greater than 16%, the initial Book Values of the CERA Common Stock and of the portion of the GS Partnership Interest contributed to the Company shall be equal to the respective number of LLC Units received in exchange therefor pursuant to the Merger and Exchange Agreement on the Closing Date plus the respective number of LLC Units issued as additional consideration therefor pursuant to Sections 1.3(c) and 1.4(c) of the Merger and Exchange Agreement, multiplied by the value per LLC Unit as of the Closing Date set forth in (or agreed upon pursuant to the provisions of) Section
1.8 of the Merger and Exchange Agreement.

                                   SCHEDULE C

            This Schedule C describes certain registration rights of the holders of Registrable Securities (collectively, the "LLC Unitholders"). Capitalized terms used herein without definition shall have the meanings set forth in the Amended and Restated Limited Liability Company Agreement, dated as of ______________, 1997 (the "Agreement"), of Global Decisions Group LLC, a Delaware limited liability company (the "Company"). In the event that, at the time any rights under Section 13.6 of the Agreement are exercised, the equity securities of the Company or its successor are not comprised of limited liability company interests of a limited liability company, all references herein to LLC Units shall be deemed to refer to such equity securities and the other provisions of this Schedule C shall be appropriately applied, with such adjustment as shall be necessary to give effect to the intent of such provisions. The words "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Schedule C as a whole and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Sections shall be deemed references to this Schedule C unless the context shall otherwise require.

            1.1   Registration Upon Request.

            (a) Requests. Subject to the provisions of Section 1.6, at any time or from time to time (i) the Requisite Percentage of LLC Unitholders shall have the right to make one or more written requests, and (ii) the Requisite Percentage of CERA Principals shall have the right to make two (2) written requests, that the Company effect the registration under the Securities Act of all or part of the Registrable Securities of the holder or holders of such securities and their trusts making such request, which requests shall specify the intended method of disposition thereof by such holder or holders of such securities and their trusts.

            (b) Obligation to Effect Registration. Upon receipt by the Company of any request for registration pursuant to Section 1.1(a), the Company will promptly give written notice of such requested registration to all holders of Registrable Securities, and thereupon will use its best efforts to effect the registration under the Securities Act of

            (i) the Registrable Securities which the Company has been so requested to register pursuant to Section 1.1(a), and

            (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the Company has given such written notice (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. Notwithstanding the preceding sentence:

            (x) the Company shall not be required to effect a registration requested (a) pursuant to Section 1.1(a)(i) if the aggregate number of Registrable Securities referred to in clauses (i) and (ii) of this Section 1.1(b) included in such registration shall be less than 20% of the Registrable Securities at the time outstanding and (b) pursuant to Section 1.1(a)(ii) if the aggregate number of Registrable Securities referred to in clauses (i) and (ii) of this Section 1.1(b) included in such registration shall be, in the case of the first request, less than 50%, and in the case of the second request, less than one-third, of the LLC Units held by the CERA Principals (including LLC Units held by CERA Trusts) on the Closing Date; and

            (y) if the Board determines in its good faith judgment, after consultation with a firm of nationally recognized underwriters, that there will be an adverse effect on a then contemplated initial Underwritten Public Offering of LLC Units, then the Requisite Percentage of LLC Unitholders or the Requisite Percentage of CERA Principals, as the case may be, shall be given notice of such fact and shall be deemed to have withdrawn such request and such registration shall not be deemed to have been effected or requested pursuant to this Section 1.1.

            (c) Registration Statement Form. Each registration requested pursuant to this Section 1.1 shall be effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted), unless the use of a different form is (i) required by law or (ii) permitted by law and agreed to in writing by holders holding at least a majority (by number of LLC Units) of the Registrable Securities as to which registration has been requested pursuant to this Section 1.1. At any time after the date hereof that the Company shall have issued and sold any LLC Units registered under an effective registration statement under the Securities Act, or after the Company shall have registered any class of equity securities pursuant to Section 12 of the Exchange

Act, it will use its best efforts to qualify for registration on Form S-2 or Form S-3 (or any other comparable form hereinafter adopted).

            (d) Expenses. The Company will pay all Registration Expenses in connection with the first two registrations which are effected as requested under Section 1.1(a) (i) and each of the two registrations which are effected as requested under Section 1.1(a)(ii). The Registration Expenses in connection with each other registration, if any, requested under this Section 1.1 shall be apportioned among the holders whose Registrable Securities are then being registered, on the basis of the respective amounts (by number of LLC Units) of Registrable Securities then being registered by them or on their behalf. However, in the case of all registrations requested under Section 1.1(a), the Company shall pay all amounts in respect of (i) any allocation of salaries of personnel of the Company and its Subsidiaries or other general overhead expenses of the Company and its Subsidiaries or other expenses for the preparation of financial statements or other data normally prepared by the Company and its Subsidiaries in the ordinary course of its business, (ii) the expenses of any officers' and directors' liability insurance, (iii) the expenses and fees for listing the securities to be registered on each exchange on which similar securities issued by the Company are then listed or, if no such securities are then listed on an exchange selected by the Company and (iv) all fees associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD).

            (e) Inclusion of Other Securities. The Company shall not register securities (other than Registrable Securities) for sale for the account of any Person other than the Company in any registration requested pursuant to Section 1.1(a) unless permitted to do so by the written consent of holders holding at least a majority (by number of LLC Units) of the Registrable Securities proposed to be sold in such registration.

            (f) Effective Registration Statement. A registration requested pursuant to Section 1.1(a) will not be deemed to have been effected unless it has become effective for the period specified in Section 1.3(b). Notwithstanding the preceding sentence, a registration requested pursuant to Section 1.1(a) which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the holder or holders of Registrable Securities requesting the registration shall be deemed to have been effected by the Company at the request of such holder or holders.

            (g) Pro Rata Allocation. If the holders of a majority (by number of LLC Units) of the Registrable Securities for which registration is being requested pursuant to Section 1.1(a) determine, based on consultation with the managing underwriters or, in an offering which is not underwritten, with an investment banker, that the number of securities to be sold in any such offering should be limited due to market conditions or otherwise, all holders of Registrable Securities proposing to sell their securities in such registration shall share pro rata in the number of securities being offered (as determined by the holders holding a majority (by number of LLC Units) of the Registrable Securities for which registration is being requested in consultation with the managing underwriters or investment banker, as the case may be) and registered for their account, such sharing to be based on the number of Registrable Securities as to which registration was requested by such holders, and any securities that the Company shall have proposed to sell for its own account in such offering shall be included only if all Registrable Securities as to which registration was requested are included therein.

            1.2. Incidental Registration. If the Company at any time proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act (other than pursuant to Section 1.1 or pursuant to a Special Registration), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section and, upon the written request of any holder of Registrable Securities given to the Company within 30 days after the Company has given any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

            (a) if such registration shall be in connection with the Underwritten Public Offering of the Common Stock, the Company shall not include any Registrable Securities in such proposed registration if the Board shall have deter mined, after consultation with the managing underwriters for such offering, that it is not in the best interests of the Company to include any Registrable Securities in such registration, provided that, if the Board makes such a determination, the Company shall not include in such registration any securities not being sold for the account of the Company;

            (b) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities or other securities that was previously notified of such registration and, thereupon, shall not register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities to request that a registration be effected under Section 1.1;

            (c) if the Company shall be advised in writing by the managing underwriters (or, in connection with an offering which is not underwritten, by an investment banker) (and the Company shall so advise each holder of Registrable Securities requesting registration of such advice) that in their or its opinion the number of securities requested to be included in such registration (whether by the Company, pursuant to this Section 1.2 or pursuant to any other rights granted by the Company to a holder or holders of its securities to request or demand such registration or inclusion of any such securities in any such registration) exceeds the number of such securities which can be sold in such offering,

                  (i) the Company shall include in such registration the number
            (if any) of Registrable Securities so requested to be included which in the opinion of such underwriters or investment banker, as the case may be, can be sold and shall not include in such registration any securities (other than securities being sold by the Company, which shall have priority in being included in such registration) so requested to be included other than Registrable Securities unless all Registrable Securities requested to be so included are included therein, and

                  (ii) if in the opinion of such underwriters or investment
            banker, as the case may be, some but not all of the Registrable Securities may be so included, all holders of Registrable Securities requested to be included therein shall share pro rata in the number of Registrable Securities included in such Underwritten Public Offering on the basis of the number of Registrable Securities requested to be included therein by such holders, provided that, in the case of a registration initially requested or demanded by a holder or holders of securities other than Registrable Securities, the holders of the Registrable Securities requested to be included therein and the holders of such other securities shall share pro rata (based on the number of LLC Units if the requested or demanded registration is to cover only LLC Units and, if not, based on the proposed offering price of the total number of securities included in such Underwritten Public Offering requested to be included therein), and the Company shall so provide in any registration agreement hereinafter entered into with respect to any of its securities; and

            (d) if prior to the effective date of the registration statement filed in connection with such registration, the Company is informed by the managing underwriter (or, in connection with an offering which is not underwritten, by an investment banker) that the price at which such securities are to be sold is a price below that price which the requesting holders shall have indicated to be acceptable, the Company shall promptly notify the requesting holders of such fact, and each such requesting holder shall have the right to withdraw its request to have its Registrable Securities included in such registration statement.

            The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section
1.2. No registration effected under this Section 1.2 shall relieve the Company from its obligation to effect registrations upon request under Section 1.1.

            1.3. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 1.1 and 1.2, the Company will promptly:

            (a) subject to clauses (x) and (y) of Section 1.1(b), prepare and file with the Commission a registration statement with respect to such securities, make all required filings with the NASD and use best efforts to cause such registration statement to become effective;

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith and such other documents as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

            (c) furnish to counsel (if any) selected by the holders of a majority (by number of LLC Units) of the Registrable Securities covered by such registration statement copies of all documents proposed to be filed with the Commission in connection with such registration, which documents will be subject to the review of such counsel;

            (d) furnish to each seller of such securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case, including all exhibits and documents filed therewith (other than those filed on a confidential basis), except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits and documents), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

            (e) use its best efforts (x) to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (z) to do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

            (f) in connection with an Underwritten Public Offering only, furnish to each seller a signed counterpart, addressed to the sellers, of

                  (i) an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the registration statement, and

                  (ii) a "comfort" letter signed by the independent public
            accountants who have issued an audit report on the Company's financial statements included in the registration statement, subject to such seller having executed and delivered to the independent public accountants such certificates and documents as such accountants shall reasonably request and provided that such accountants shall be permitted by the standards applicable to certified public accountants to deliver a "comfort" letter to such seller, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in Underwritten Public Offerings of securities;

            (g) (i) notify each holder of Registrable Securities covered by such registration statement if such registration statement, at the time it or any amendment thereto became effective, (x) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading upon discovery by the Company of such material misstatement or omission or
      (y) upon discovery by the Company of the happening of any event as a result of which the Company believes there would be such a material misstatement or omission, and, as promptly as practicable, prepare and file with the Commission a post-effective amendment to such registration statement and use best efforts to cause such post-effective amendment to become effective such that such registration statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, if the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading upon discovery by the Company of such material misstatement or omission or upon discovery by the Company of the happening of any event as a result of which the Company believes there would be a material misstatement or omission, and, as promptly as is practicable, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

            (i) notify each seller of any securities covered by such registration statement (i) when such registration statement, or any post-effective amendment to such registration statement, shall have become effective, or any amendment of or supplement to the prospectus used in connection therewith shall have been filed, (ii) of any request by the Commission to amend such registration statement or to amend or supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus, and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

            (j) use its best efforts (i) (A) to list such securities on any securities exchange on which the LLC Units are then listed or, if no LLC Units are then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange or (B) if such listing is not practicable or the Board determines that quotation as a NASDAQ security is preferable, to secure designation of such securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act and (ii) to provide and cause to be maintained a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement; and

            (k) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus, provided that if the Company is unable to obtain the lifting of any such stop order in connection with a registration pursuant to Section 1.1(a), the request for registration shall not be deemed exercised for purposes of determining whether such registration has been effected for purposes of Section 1.1(a) or (d).

            The Company may require each seller of any securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

            The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any securities covered thereby by name, or otherwise identifies such seller as the holder of any securities of the Company, without the consent of such seller, such consent not to be unreasonably withheld, except that no such consent shall be required for any disclosure that is required by law.

            By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company pursuant to Section 1.3(g), such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder shall have received, in the case of clause (i) of Section 1.3(g), notice from the Company that such registration statement has been amended, as contemplated by Section 1.3(g), and, in the case of clause (ii) of Section 1.3(g), copies of the supplemented or amended prospectus contemplated by Section 1.3(g). If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in such holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 1.3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 1.3(g).

            Although Voting LLC Units, Non-Voting LLC Units and LLC Units issued upon the exercise of options are included in the definition of Registrable Securities, the Company shall, in respect of any such Registrable Securities requested to be registered pursuant hereto, be required to include in any registration statement only Voting LLC Units.

            1.4. Underwritten Offerings. The provisions of this Section 1.4 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 1.1 through 1.3, to any registration which is an underwritten offering.

            (a) Underwritten Offerings Exclusive. Whenever a registration requested pursuant to Section 1.1 is for an underwritten offering, only securities which are to be distributed by the underwriters may be included in the registration.

            (b) Underwriting Agreement. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 1.1(a), the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the holders of a majority (by number of LLC Units) of the Registrable Securities to be covered by such registration and to the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, but not limited to, indemnities to the effect and to the extent provided in Section 1.7, provisions for the delivery of officers' certificates, opinions of counsel and accountants' "comfort" letters and hold-back arrangements. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. In the event that any condition to the obligations under any such underwriting agreement are not met or waived, and such failure to be met or waived is not attributable to the fault of the selling LLC Unitholders requesting a demand registration pursuant to Section 1.1(a), such request for registration shall not be deemed exercised for purposes of determining whether such registration has been effected for purposes of Section 1.1(a) or (d). No holder of Registrable Securities shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Sections 1.4(e) and 1.7(b), representations, warranties or agreements regarding such holder and such holder's intended method of distribution and any other representations required by applicable law.

            (c) Selection of Underwriters. Whenever a registration requested pursuant to Section 1.1(a) is for an underwritten offering, the Company will have the right to select the managing underwriters to administer the offering (subject to the consent (not to be unreasonably withheld) of the holders of a majority of the LLC Units requested to be registered by CERA Principals (including the CERA Trusts) in the case of a registration requested pursuant to
Section 1.1(a)(ii)), which managing underwriters shall be underwriters of nationally recognized standing. If the Company at any time pro poses to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the Company will have the right to select the managing underwriters to administer the offering at least one of which shall be an underwriter of nationally recognized standing.

            (d) Incidental Underwritten Offerings. Subject to the provisions of the proviso to the first sentence of Section 1.2, if the Company at any time proposes to register any of its equity securities under the Securities Act (other than pursuant to Section 1.1 or pursuant to a Special Registration), whether or not for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will give prompt written notice to all holders of Registrable Securities of its intention to do so and, if requested by any holder of Registrable Securities, will use its best efforts to arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among those to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the under writing agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No such holder of Registrable
Securities shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Sections 1.4(e) and 1.7(b), representations, warranties or agreements regarding such holder and such holder's intended method of distribution and any other representations required by applicable law.

            (e) Hold Back Agreements. If and whenever the Company proposes to register any of its equity securities under the Securities Act, whether or not for its own account (other than pursuant to a Special Registration), or is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 1.1 or 1.2, each holder of Registrable Securities agrees by acquisi-tion of such Registrable Securities not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company for one year after, and during the 20 days prior to, the effective date of such registration and the Company agrees to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company at any time other than in a Public Offering to enter into a similar agreement with the Company. The Company further agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 20 days prior to, and for one year after, the effective date of such registration if required by the managing underwriter.

            1.5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities so to be registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

            1.6. Other Registrations. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 1.1 or 1.2, and if such registration shall not have been withdrawn or abandoned, the Company shall not be obligated to and shall not file any registration statement with respect to any of its securities (including Registrable Securities) under the Securities Act (other than a Special Registration), whether of its own accord or at the request or demand of any holder or holders of such securities, until a period of six months shall have elapsed from the effective date of such previous registration; and the Company shall so provide in any registration rights agreement with respect to any of its equity securities.

            1.7.  Indemnification.

            (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 1.1 or 1.2, the Company will and hereby does indemnify and hold harmless each seller of such securities, its directors, officers, and employees, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls such seller or any such participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise (including, without limitation, the reasonable fees and expenses of legal counsel incurred in connection with any claim for indemnity hereunder), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amend ment or supplement thereto, or (ii) any omission or alleged omission to state a fact required to be stated in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, dam age, liability or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller or participating person expressly for use in the preparation thereof and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the seller of Registrable Securities thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage, liability or expense after the Company had furnished such seller with a sufficient number of copies of the same or if the seller received notice from the Company of the existence of such untrue statement or alleged untrue statement or omission or alleged omission and the seller continued to dispose of Registrable Securities prior to the time of the receipt of either (A) an amended or supplemented prospectus which completely corrected such untrue statement or omission or (B) a notice from the Company that the use of the existing prospectus may be resumed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, participating person or controlling person and shall survive the transfer of such securities by such seller.

            (b) Indemnification by the Sellers. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 1.1 or 1.2, each of the prospective sellers of such securities will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls the Company or any such participating person within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise (including, without limitation, the reasonable fees and expenses of legal counsel incurred in connection with any claim for indemnity hereunder), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a fact contained in, or any omission or alleged omission to state a fact with respect to such seller required to be stated in, any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; and the seller will reimburse the Company and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the liability of each such seller will be in proportion to and limited to the net amount received by such seller (after deducting any underwriting discount and expenses) from the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller.

            (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 1.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party hereunder, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 1.7. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if such indemnified party and the indemnifying party reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

            (d) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 1.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

            (e) Other Remedies. If for any reason the foregoing indemnity under
Section 1.7(a) or (b) is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party and the indemnified party under Section 1.7(a) or (b) shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party on the one hand and the indemnified party on the other but also the relative benefits received by the indemnifying party and the indemnified party from the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party's obligation to contribute pursuant to this Section 1.7(e) is several (in proportion to the relative value of their Registrable Securities covered by a registration statement) and not joint with the obligations of any other party. No party shall be liable for contribution under this Section 1.7(e) except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 1.7 if such indemnification were enforceable under applicable law.

            (f) Officers and Directors. As used in this Section 1.7, the terms "officers" and "directors" shall include the partners of the holders of Registrable Securities which are partnerships and the trustees of CERA trusts.

            (g) Indemnification Payments. The indemnification and contribution required by this Section 1.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided that in the event it is ultimately determined that any amounts so paid were not subject to indemnification or contribution hereunder, the recipient thereof shall promptly return such amounts to payor thereof.


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